UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.      )
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☐	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to §240.14a-12
Textron Inc.
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NOTICE OF ANNUAL MEETING

To the Shareholders of Textron Inc.:

The 2011 annual meeting of shareholders of Textron Inc. will be held on Wednesday, April 27, 2011, at 11:00 a.m. at The Renaissance Providence Hotel, 5 Avenue of the Arts, Providence, Rhode Island for the following purposes:

1. To elect the four directors named in the proxy statement to hold office until the next annual shareholders’ meeting;

2. To hold an advisory vote on executive compensation;

3. To hold an advisory vote on the frequency of advisory votes on executive compensation;

4. To approve an amendment to our Restated Certificate of Incorporation to provide a right for holders of not less than 25% of the Company’s outstanding shares of common stock to call a special meeting of shareholders;

5. To ratify the appointment by the Audit Committee of Ernst & Young LLP as Textron’s independent registered public accounting firm for 2011; and

6. To transact any other business as may properly come before the meeting or any adjournment or postponement of the meeting.

You are entitled to vote all shares of common stock registered in your name at the close of business on March 4, 2011. If your shares are held in the name of your broker or bank and you wish to attend the meeting in person, you should request your broker or bank to issue you a proxy covering your shares.

Whether or not you plan to attend the meeting, we urge you to complete, sign and date the enclosed proxy card and return it in the accompanying postage-paid envelope as soon as possible so that your shares may be represented at the meeting. Shareholders of record also have the option of voting their shares via the Internet or by using a toll-free telephone number. Instructions on how to vote either via the Internet or by telephone are included on the proxy card.

A list of shareholders entitled to vote at the 2011 annual meeting will be open to examination by any shareholder, for any purpose germane to the meeting, for ten days prior to the meeting, at Textron’s principal executive office, 40 Westminster Street, Providence, Rhode Island 02903.
By order of the Board of Directors,

Terrence O’Donnell
Executive Vice President,
General Counsel and Corporate Secretary

Providence, Rhode Island
March [  ], 2011

YOUR VOTE IS IMPORTANT

UNDER RECENT RULE CHANGES, BROKERS ARE NOT PERMITTED TO VOTE ON THE ELECTION OF DIRECTORS OR ON CERTAIN OTHER PROPOSALS WITHOUT INSTRUCTIONS FROM THE BENEFICIAL OWNER. THEREFORE, IF YOUR SHARES ARE HELD IN THE NAME OF YOUR BROKER OR BANK, IT IS IMPORTANT THAT YOU VOTE. WE ENCOURAGE YOU TO VOTE PROMPTLY, EVEN IF YOU INTEND TO ATTEND THE ANNUAL MEETING.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON APRIL 27, 2011:

The Company’s Proxy Statement for the 2011 Annual Meeting of Shareholders, the Annual Report to Shareholders for the fiscal year ended January 1, 2011 and the Company’s Annual Report on Form 10-K for the fiscal year ended January 1, 2011 are available at www.textron.com under “Investor Relations — Annual Report & Proxy Materials”.

Contents

PROXY STATEMENT	1
General	1
Shareholders Who May Vote	1
Voting	1
Savings Plan Participants	1
Revoking a Proxy	1
Required Vote	2
Costs of Proxy Solicitation	2
Confidential Voting Policy	2
Attending the Meeting	2
ELECTION OF DIRECTORS	3
Nominees for Director	3
Directors Continuing in Office	4
The Board of Directors	6
Director Compensation Table	11
Board Committees	11
SECURITY OWNERSHIP	14
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	16
AUDIT COMMITTEE REPORT	16
COMPENSATION COMMITTEE REPORT	17
COMPENSATION DISCUSSION AND ANALYSIS	17
Overview and Objectives of Compensation Program	17
Elements of the Compensation Program	19
Role of Independent Compensation Consultant	21
2010 Compensation Actions for Named Executive Officers	22
Stock Ownership Requirements	26
Hedging Restrictions	26
Accounting and Tax Considerations	26
Compensation Arrangements Relating to Termination of Employment	26
EXECUTIVE COMPENSATION	27
Summary Compensation Table	27
Grants of Plan-Based Awards in Fiscal 2010	29
Outstanding Equity Awards at 2010 Fiscal Year-End	30
Option Exercises and Stock Vested in Fiscal 2010	32
Pension Benefits in Fiscal 2010	33
Nonqualified Deferred Compensation	35
Potential Payments Upon Termination or Change in Control	36
Equity Compensation Plan Information	44
Evaluation of Risk in Compensation Plans	44
Transactions with Related Persons	44
ADVISORY VOTE ON EXECUTIVE COMPENSATION	45
FREQUENCY OF ADVISORY VOTE ON EXECUTIVE COMPENSATION	46
APPROVAL OF AMENDMENT TO RESTATED CERTIFICATE OF INCORPORATION GRANTING TO HOLDERS OF NOT LESS THAN 25% OF THE COMPANY’S SHARES THE RIGHT TO CALL A SPECIAL MEETING OF SHAREHOLDERS	47
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	48
Fees to Independent Auditors	48
OTHER MATTERS TO COME BEFORE THE MEETING	49
SHAREHOLDER PROPOSALS AND OTHER MATTERS FOR 2012 ANNUAL MEETING	49
DELIVERY OF DOCUMENTS TO SHAREHOLDERS SHARING AN ADDRESS	50

TEXTRON INC.

PROXY STATEMENT

General

This proxy statement, which is being mailed on or about March [  ], 2011, to each person entitled to receive the accompanying notice of annual meeting, is furnished in connection with the solicitation by the Board of Directors of Textron Inc. of proxies to be voted at the annual meeting of shareholders to be held on April 27, 2011, at 11:00 am, and at any adjournments or postponements thereof. Textron’s principal executive office is located at 40 Westminster Street, Providence, Rhode Island 02903.

Shareholders Who May Vote

All shareholders of record at the close of business on March 4, 2011 will be entitled to vote. As of March 4, 2011, Textron had outstanding [          ] shares of common stock, each of which is entitled to one vote with respect to each matter to be voted upon at the meeting. Proxies are solicited to give all shareholders who are entitled to vote on the matters that come before the meeting the opportunity to do so whether or not they attend the meeting in person.

Voting

All shareholders may vote by mail. Shareholders of record may also vote via the Internet or by using the toll-free telephone number listed on the proxy card. Internet and telephone voting information is provided on the proxy card. A control number, located on the lower right portion of the proxy card, is designated to verify a shareholder’s identity and allow the shareholder to vote the shares and confirm that the voting instructions have been recorded properly. If you vote via the Internet or by telephone, please do not return a signed proxy card. Shareholders who hold their shares through a bank or broker can vote via the Internet or by telephone if these options are offered by the bank or broker.

If voting by mail, please complete, sign, date and return your proxy card enclosed with the proxy statement in the accompanying postage-paid envelope. You can specify how you want your shares voted on each proposal by marking the appropriate boxes on the proxy card. If your proxy card is signed and returned without specifying a vote or an abstention on any proposal, it will be voted according to the recommendation of the Board of Directors on that proposal. That recommendation is shown for each proposal on the proxy card.

You also may vote in person at the meeting. If your shares are held in the name of your broker or bank and you wish to vote in person at the meeting, you must request your broker or bank to issue you a proxy covering your shares.

Savings Plan Participants

If you are a participant in a Textron savings plan with a Textron stock fund as an investment option, the accompanying proxy card shows the number of shares allocated to your account under the plan. When you vote via the Internet or by telephone, or your proxy card is returned properly signed, the plan trustee will vote your proportionate interest in the plan shares in the manner you direct, or if you vote by mail and make no direction, in proportion to directions received from the other plan participants (except for any shares allocated to your Tax Credit Account under the Textron Savings Plan, which will be voted only as you direct). All directions will be held in confidence.

Revoking a Proxy

Whether voting by mail, via the Internet or by telephone, if you are a shareholder of record you may revoke your proxy at any time before it is voted by submitting a new proxy with a later date, voting via the Internet or by telephone at a later time, delivering a written notice of revocation to Textron’s corporate secretary, or voting in person at the meeting. If your shares are held in the name of your broker or bank, you may change or revoke your voting instructions by contacting the bank or brokerage firm or other nominee holding the shares or by obtaining a legal proxy from such institution and voting in person at the annual meeting.

Required Vote

A quorum is required to conduct business at the meeting. A quorum requires the presence, in person or by proxy, of the holders of a majority of the issued and outstanding shares entitled to vote at the meeting. Abstentions and broker “non-votes” are counted as present and entitled to vote for purposes of determining a quorum. A broker non-vote occurs when you fail to provide voting instructions to your broker for shares owned by you but held in the name of your broker and your broker does not have authority to vote without instructions from you. Under those circumstances, your broker may be authorized to vote for you without your instructions on some routine matters but is prohibited from voting without your instructions on other non-routine matters. Routine matters include ratification of independent public accountants and the amendment to our Restated Certificate of Incorporation. Non-routine matters include the election of directors and the advisory votes related to executive compensation. Those items for which your broker cannot vote result in broker non-votes.

Election of each of the four nominees for director requires a vote of the majority of the votes cast at the meeting, which means that the number of shares voted “for” a nominee for director must exceed the number of shares voted “against” that nominee. Abstentions and broker non-votes are not counted for this purpose and will have no effect on the outcome of the election.

The advisory resolution regarding the compensation of our named executive officers and the advisory vote regarding the frequency of a shareholder vote on the compensation of our named executive officers require the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote on the matter. Abstentions will have the same effect as negative votes, and broker non-votes will have no effect on the outcome of the vote.

The affirmative vote of the holders of a majority of the outstanding shares entitled to vote on the matter will be required to approve the proposed amendment to the Restated Certificate of Incorporation to provide for the right of 25% holders to call a special meeting. Abstentions will be counted toward the tabulation of votes and will have the same effect as negative votes.

Approval of the ratification of the appointment of the independent registered public accounting firm requires the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote on the matter. Abstentions will have the same effect as negative votes.

Costs of Proxy Solicitation

Textron pays all the cost of this solicitation of proxies. Textron will request that persons who hold shares for others, such as banks and brokers, solicit the owners of those shares and will reimburse them for their reasonable out-of-pocket expenses for those solicitations. In addition to solicitation by mail, Textron employees may solicit proxies by telephone, by electronic means and in person, without additional compensation for these services. Textron has hired Alliance Advisors, LLC of Bloomfield, New Jersey, a proxy solicitation organization, to assist in this solicitation process for a fee of $14,000, plus reasonable out-of-pocket expenses.

Confidential Voting Policy

Under Textron’s policy on confidential voting, individual votes of shareholders are kept confidential from Textron’s directors, officers and employees, except for certain specific and limited exceptions. Comments of shareholders written on proxies or ballots are transcribed and provided to Textron’s Corporate Secretary. Votes are counted by employees of American Stock Transfer & Trust Company, LLC (“AST”), Textron’s independent transfer agent and registrar, and certified by Inspectors of Election who are employees of AST.

Attending the Meeting

If your shares are held in the name of your bank or broker and you plan to attend the meeting, please bring proof of ownership with you to the meeting. A bank or brokerage account statement showing that you owned voting stock of Textron on March 4, 2011, is acceptable proof to obtain admittance to the meeting. If you are a shareholder of record, no proof is required.

ELECTION OF DIRECTORS

The Board of Directors is currently composed of twelve members split among three classes of directors, designated Class I, Class II and Class III. At our 2010 annual meeting, shareholders approved a resolution to phase out the classification of the Board of Directors and instead provide for the annual election of directors. Therefore, beginning with this annual meeting, directors will be elected to hold office until the next annual shareholders’ meeting and until successors are duly elected or appointed and qualified. It is the intention of the persons named on the accompanying proxy card, unless otherwise instructed, to vote “For” each of the following directors who have been nominated for election: Mr. Conway, Mr. Gagné, Mr. Hancock and Mr. Trotter. Each nominee presently serves as a Class III director of Textron, except for Mr. Conway who would be new to our Board. If any director nominee is unable or unwilling to serve as a nominee at the time of the annual meeting, the persons named as proxies may vote for a substitute nominee designated by the present Board to fill the vacancy or for the balance of the nominees, leaving a vacancy. Information is furnished below with respect to each nominee for election and each director continuing in office. Thomas B. Wheeler, a director since 1993, will retire from the Board of Directors effective as of the annual meeting. The Board of Directors recommends a vote FOR each of the director nominees (Items 1 through 4 on the proxy card).

Nominees for Director

James T. Conway

Mr. Conway, 63, is a retired General in the United States Marine Corps who served as the 34th Commandant of the Marine Corps from 2006 through his retirement in 2010 and concurrently as a member of the Joint Chiefs of Staff. Prior to being named Commandant, Mr. Conway served as Director of Operations (J-3) on the Joint Chiefs of Staff. Among his previous postings were Commanding General of I Marine Expeditionary Force from 2002 through 2006, which involved two combat tours in Iraq, Commanding General of the 1st Marine Division, and President of the Marine Corps University.

Paul E. Gagné Director Since 1995

 Mr. Gagné, 64, is Chairman of Wajax Corporation, a leading Canadian distributor and support service provider of mobile equipment, industrial components and power systems, a position he has held since May 2006. Prior to assuming his current position he was President and Chief Executive Officer of Avenor Inc., a publicly-traded Canadian forest products company, serving in that capacity from 1991 until November 1997, when he left the company. In 1998, Mr. Gagné joined Kruger Inc., a Canadian privately held producer of paper and tissue, as a consultant in corporate strategic planning, serving in that capacity until December 2002. He has been on the Board of Wajax Corporation since 1996, and he is also a director of CAE Inc. (since 2006), and Inmet Mining Corporation (since 1996). Mr. Gagné previously served as a director of Fraser Papers Inc. from 2005 through 2011.

Dain M. Hancock Director Since 2005

 Mr. Hancock, 69, was Executive Vice President of Lockheed Martin Corporation and President of Lockheed Martin’s Aeronautics Company until his retirement in January 2005. Lockheed Martin is principally engaged in the research, design, development, manufacture and integration of advanced technology systems, products and services. He joined Lockheed Martin in 1993 as Vice President when Lockheed acquired General Dynamics Corporation’s military aircraft business, with which Mr. Hancock began his industrial career. Mr. Hancock served in various key executive positions before becoming President of Lockheed Martin Tactical Aircraft Systems in 1995 and Executive Vice President of Lockheed Martin Corporation and President of the Aeronautics Company in 2000.

Lloyd G. Trotter Director Since 2008

 Mr. Trotter, 65, is a managing partner of GenNx 360 Capital Partners, a private equity buyout firm focused on industrial business-to-business companies. Mr. Trotter was Vice Chairman of General Electric Company, a diversified technology, media and financial services company, and President and Chief Executive Officer of GE Industrial, one of GE’s principal businesses, a role he assumed in 2006 and held until his retirement in February 2008. Mr. Trotter previously was Executive Vice President of Operations of GE and, from 2004 to 2006, he served as President and Chief Executive Officer of GE Consumer and Industrial, a role he assumed following the 2004 merger of GE’s Consumer Products, Industrial Systems and Supply businesses. He began his GE career in 1970 and held various production, technology and management positions in several GE businesses, before being named a GE Senior Vice President and President and Chief Executive Officer of Industrial Systems in 1998. Mr. Trotter also serves as a director of PepsiCo, Inc. (since 2008) and of Daimler A.G. (since 2009).

Directors Continuing in Office

Class I — Terms Expiring in 2012

Scott C. Donnelly Director Since 2009

 Mr. Donnelly, 49, is Chairman, President and Chief Executive Officer of Textron. Mr. Donnelly joined Textron in June 2008 as Executive Vice President and Chief Operating Officer and was promoted to President and Chief Operating Officer in January 2009. He was appointed to the Board of Directors in October 2009, became Chief Executive Officer of Textron in December 2009 and Chairman of the Board in September 2010. Previously, Mr. Donnelly was the President and CEO of General Electric Company’s Aviation business unit, a position he had held since July 2005. GE’s Aviation business unit is a $16 billion maker of commercial and military jet engines and components as well as integrated digital, electric power and mechanical systems for aircraft. Prior to July 2005, Mr. Donnelly served as Senior Vice President of GE Global Research, one of the world’s largest and most diversified industrial research organizations with facilities in the U.S., India, China and Germany and held various other management positions since joining General Electric in 1989.

Lawrence K. Fish Director Since 1999

 Mr. Fish, 66, is the retired Chairman and Chief Executive Officer of Citizens Financial Group, Inc., a multi-state bank holding company. He was named Chairman, President and Chief Executive Officer upon joining the bank in 1992 and held that position until relinquishing the title of President in 2005 and the title of Chief Executive Officer in 2007 and retiring in March 2009. Mr. Fish also serves as Chairman of the Board of Directors of Houghton Mifflin Harcourt (since 2010) and as a director of Tiffany & Co. (since 2008).

Joe T. Ford Director Since 1998

 Mr. Ford, 73, currently is a partner in Westrock Capital Partners, LLC, a private investment company. Mr. Ford was Chairman of ALLTEL Corporation, a telecommunications company, until his retirement in November 2007. He was named President of ALLTEL upon its formation in 1983 from a merger between Allied Telephone Company and Mid-Continent Telephone Corporation, became Chief Executive Officer in 1987, assumed the title of Chairman in 1991 and retired as the Chief Executive Officer in July 2002. Mr. Ford previously served as a director of EnPro Industries, Inc. from 2002 through 2009.

Class II — Terms Expiring in 2013

Kathleen M. Bader Director Since 2004

 Ms. Bader, 60, was President and Chief Executive Officer of NatureWorks LLC, which makes proprietary plastic resins and was formerly known as Cargill Dow LLC, until her retirement in January 2006. Formerly she was a Business President of a $4.2 billion plastics portfolio at the Dow Chemical Company, a diversified chemical company. She joined Dow in 1973, held various management positions in Dow’s global and North American operations, before becoming Chairman, President and Chief Executive Officer of Cargill Dow LLC, at the time an equal joint venture between Dow and Cargill Incorporated, in February 2004. She assumed the position of President and Chief Executive Officer of NatureWorks in February 2005 following Cargill’s acquisition of Dow’s interest in Cargill Dow. Ms. Bader previously served as a director of Halliburton Company from 2007 to 2008 and served for seven years on President Bush’s Homeland Security Advisory Council.

R. Kerry Clark Director Since 2003

 Mr. Clark, 58, is the retired Chairman and Chief Executive Officer of Cardinal Health, Inc., a leading provider of services supporting the health care industry. He joined Cardinal Health in April 2006 as President and Chief Executive Officer, became Chairman in November 2007 and retired in September 2009. Prior to joining Cardinal Health he was Vice Chairman of the Board, P&G Family Health, and a director of The Procter and Gamble Company, which markets consumer products in over 140 countries, from 2002-2006. He joined Procter and Gamble in 1974 and served in various key executive positions before becoming Vice Chairman of the Board in 2002, and held that position until leaving the company in April 2006. Mr. Clark became a director of General Mills, Inc. in 2009 and is also a partner and director of Hauser Capital Partners LLC, an investment firm.

Ivor J. Evans Director Since 2003

 Mr. Evans, 68, has been an Operating Partner at Thayer / Hidden Creek, a private equity firm, since April 2005. Mr. Evans served as Vice Chairman of Union Pacific Corporation, one of America’s leading transportation companies until his retirement in March 2005. He joined Union Pacific in 1998 as President and Chief Operating Officer of the Union Pacific Railroad, and became Vice Chairman in January 2004. From 1989 to 1998, he served in various executive positions at Emerson Electric Company, including Senior Vice President, Industrial Components and Equipment. Mr. Evans is a director of Cooper Industries (since 2003), Arvin Meritor, Inc. (since 2005), Spirit AeroSystems (since 2005) and Roadrunner Transportation Systems, Inc. (since 2005).

Lord Powell of Bayswater KCMG Director Since 2001

 Lord Powell, 69, previously served as Private Secretary and advisor on foreign affairs and defense to British Prime Ministers Margaret Thatcher and John Major from 1983 to 1991. He is a director of LVMH Moët Hennessy-Louis Vuitton (since 1996), Caterpillar Inc. (since 2000), Mandarin Oriental Hotel Group (since 1992), Schindler Holding Ltd. (since 2003), and Hong Kong Land Holdings Limited (since 2008) and was a director of Yell Group (from 2002-2009).

James L. Ziemer Director Since 2007

 Mr. Ziemer, 61, was the President and Chief Executive Officer and a director of Harley-Davidson, Inc. until his retirement in April 2009. Harley-Davidson, Inc. is the parent company for the group of companies doing business as Harley-Davidson Motor Company, Buell Motorcycle Company and MV Agusta Group, which design, manufacture and sell motorcycles and related parts and accessories, and Harley-Davidson Financial Services, which provides related financing and insurance. Mr. Ziemer had been a director of Harley-Davidson, Inc. since December 2004 and was named President and Chief Executive Officer in April 2005. He previously served as Vice President and Chief Financial Officer of Harley-Davidson from December 1990 to April 2005 and President of The Harley-Davidson Foundation, Inc. from 1993 to 2006. Mr. Ziemer is also a director of Thor Industries, Inc. (since 2010).

The Board of Directors

Experience, Qualifications, Attributes and Skills

The Board of Directors believes that the Board, as a whole, should possess a combination of skills, professional experience and diversity of backgrounds necessary to oversee the Company’s business. In addition, the Board believes that there are certain attributes that every director should possess, as reflected in the Board’s membership criteria. Accordingly, the Board and the Nominating and Corporate Governance Committee consider the qualifications of directors and director candidates individually and in the broader context of the Board’s overall composition and the Company’s current and future needs.

The Nominating and Corporate Governance Committee is responsible for developing and recommending criteria for director nominees to the Board for approval. All of our current Board members share certain qualifications and attributes consistent with these criteria, which are set forth in the Company’s Corporate Governance Guidelines and Policies and are summarized below under “Board Committees — Nominating and Corporate Governance Committee”. These criteria include possessing specific skills and experience aligned with Textron’s strategic direction and operating challenges and that complement the overall composition of the Board. In addition, each Board member has demonstrated core business competencies, including high achievement and a record of success. All of our Board members are enthusiastic about Textron and devote sufficient time to be fully engaged in their role as a Textron Board member. Finally, all of our directors, other than our current CEO, satisfy the independence standards established by the New York Stock Exchange.

As discussed below, Textron’s directors have experience with businesses that operate in industries in which Textron operates, such as the defense, aviation, manufacturing and finance industries, or that involve skills, such as marketing or product branding, that are implicated by Textron’s operations. The following highlights the specific experience, qualifications, attributes and skills of our individual Board members that have led the Nominating and Corporate Governance Committee to conclude that these individuals should continue to serve on our Board and to nominate Mr. Conway for service on our Board:

•	Mr. Donnelly, Textron’s current Chairman, President and CEO, has significant experience, gained in a variety of positions at General Electric, in the aerospace and defense sector, innovation, manufacturing, portfolio management, talent development and business processes. Mr. Donnelly brings to the Board first-hand, real-time experience in, and understanding of, Textron operations gained through his service with the Company as Chief Operating Officer and now Chairman, President and CEO.

•	Ms. Bader has significant experience in strategic planning and change management, acquired through her leadership roles at Dow Chemical Company and NatureWorks LLC; she has expertise in managing strategic business process implementation and its attendant cultural transformation within global industrial business environments. She also brings to Textron extensive experience in managing turnarounds, Six Sigma, customer loyalty and employee satisfaction and the expansion of international business.

•	Mr. Clark provides the Board with extensive expertise in establishing brand equity worldwide and extending strategic initiatives globally, developed through his thirty-year career at Procter and Gamble, as well as leadership in enhancing customer service and advancing customer relationships. His experience as CEO of Cardinal Health provides additional insight and value in corporate governance, talent development, change management, marketing and business development.

•	Mr. Conway managed significant operating budgets and addressed complex operational and strategic issues in his roles as a senior Marine Corps officer and his positions as Commandant and as a member of the Joint Chiefs of Staff. Mr. Conway’s deep understanding of the U.S. military and broad knowledge of the defense industry and international security issues, combined with his demonstrated leadership and management skills, make him a valuable strategic advisor, especially with respect to our defense businesses.

•	Mr. Evans has extensive experience in several industries in which Textron operates, including the transportation and manufacturing industries. His considerable experience in restructuring and cost containment, developed through his work with Emerson and Union Pacific, contributes to the Board’s evaluation of the Company’s long-term strategic plans and decisions to restructure operations in light of the recent economic headwinds. His work at Thayer/Hidden Creek brings to the Textron Board valuable experience and insight in portfolio management, mergers and acquisitions, corporate finance and operations management.

•	Mr. Fish has significant experience in the highest levels of leadership in the financial sector and brings to Textron considerable expertise in banking and commercial finance, corporate governance, corporate finance and the domestic and international financial markets. This experience assists the Board in its oversight of the Company’s finance business and other financial matters of importance to the Company.

•	Mr. Ford brings to the Board extensive experience in general management, business development, talent development and mergers and acquisitions, acquired through his career and his positions as Chairman and CEO of ALLTEL. His deep understanding of corporate finance and portfolio management enables him to contribute to the Board’s assessment of Textron’s strategy and financing and treasury operations as well as its oversight of Textron’s finance business.

•	Mr. Gagné has significant executive management and financial management experience as well as expertise in corporate strategic planning and risk management, gained through his service and leadership roles in a number of business enterprises, including as CEO of Avenor Inc., a Canadian public company. Mr. Gagné provides Textron with a seasoned assessment of Canadian business opportunities and practices and other international business opportunities. He is also an “audit committee financial expert” under the criteria adopted by the Securities and Exchange Commission and brings to the Audit Committee exceptional experience and understanding in the auditing and accounting fields.

•	Mr. Hancock’s extensive expertise in driving and growing business within the highly competitive aerospace and defense arena, developed through his 39-year career at Lockheed Martin and General Dynamics, provides insight to the Board in overseeing Textron’s defense and aerospace businesses. He brings to Textron a deep understanding of working with the Department of Defense (i.e. program management, contracting, international defense markets), as well as aerospace manufacturing and general management.

•	Lord Powell has extensive international business and national security experience garnered through distinguished high-level government service and service in the private sector. He is an expert on many global regions where Textron does business and has keen insight into geopolitical considerations that affect Textron’s efforts to increase its worldwide footprint. He also has a deep understanding of two significant Textron markets: international defense industries and the requirements of governments for equipment and services and has developed significant experience in matters relevant to executive compensation.

•	Mr. Trotter has significant experience through his leadership roles within General Electric, a diversified company with a financial services component in a variety of fields of importance to Textron. He has broad expertise in building powerful brands worldwide, implementing world-class processes and developing talented people. He also has deep knowledge of manufacturing operations, supply chain management and the development of international business opportunities, each of which is important to Textron’s operations.

•	Mr. Ziemer provides the Board with extensive expertise in establishing brand equity worldwide and leadership in fostering outstanding customer satisfaction and loyalty, developed through his forty-year career at Harley-Davidson. Mr. Ziemer’s significant experience with the captive finance business model assists the Board in its oversight of our Textron Financial business, and he is an “audit committee financial expert” under the criteria adopted by the Securities and Exchange Commission.

Meetings and Organization

During 2010, the Board of Directors held seven meetings, and the Executive Committee of the Board met seven times. The Board has standing Audit, Nominating and Corporate Governance, and Organization and Compensation committees. Directors are expected to regularly attend Board meetings and meetings of committees on which they serve and also the annual meeting of shareholders. All directors attended at least 75% of the total number of Board and applicable committee meetings. All directors attended the 2010 annual meeting of shareholders.

Corporate Governance

Textron’s Corporate Governance Guidelines and Policies, originally adopted in 1996 and most recently revised in September 2010, meet or exceed the listing standards adopted by the New York Stock Exchange and are posted on Textron’s website, www.textron.com, under “Investor Relations — Corporate Governance/Governance Guidelines and Policies,” and are also available in print upon request to Textron’s Corporate Secretary.

Code of Ethics

Textron’s Business Conduct Guidelines, originally adopted in 1979 and most recently revised in September 2010, are applicable to all employees of Textron including the principal executive officer, the principal financial officer and the principal accounting officer. The Business Conduct Guidelines are also applicable to directors with respect to their responsibilities as members of the Board of Directors. The Business Conduct Guidelines are posted on Textron’s website, www.textron.com, under “About Textron — Our Commitment/Code of Ethics,” and are also available in print upon request to Textron’s Corporate Secretary. Any amendments to the Business Conduct Guidelines or the grant of a waiver from a provision of the Business Conduct Guidelines requiring disclosure under applicable Securities and Exchange Commission rules will be disclosed on our website, at the address specified above.

Director Independence

The Board of Directors has determined that Ms. Bader, Messrs. Clark, Evans, Fish, Ford, Gagné, Hancock, Trotter, Wheeler and Ziemer and Lord Powell, are independent, and anticipates that it will determine that Mr. Conway is independent, as defined under the listing standards of the New York Stock Exchange, based on the criteria set forth in the Textron Corporate Governance Guidelines and Policies which are posted on Textron’s website as described above. In making its determination, the Board examined relationships between directors or their affiliates with Textron and its affiliates and determined that each such relationship did not impair the director’s independence. Specifically, the Board considered the fact that: (a) in 2008, Mr. Ford’s company, Wooster Capital, LLC, purchased a 6.25% interest in a business jet from CitationAir (formerly Citation Shares), a Textron company; and (b) in each of 2008, 2009 and 2010, the Textron Charitable Trust made a $10,000 donation to the Atlantic Partnership for which Lord Powell serves as Chairman.

Other Directorships

Textron’s Corporate Governance Guidelines and Policies limit the number of other public company boards on which non-management directors may serve to five in the case of a director who is not a public company chief executive officer and three in the case of a director who is a chief executive officer of a public company.

Leadership Structure

Historically, as reflected in the Textron Corporate Governance Guidelines and Policies, the Board has determined that the practice of combining the positions of Chairman of the Board and Chief Executive Officer

serves the best interests of Textron and its shareholders. This is because, due to the size and multi-industry nature of the Company’s business, the Board believes that the CEO, with his extensive knowledge of the Company’s businesses and full time focus on the business affairs of the Company, makes a more effective Chairman than an independent director. The Board has committed to review, at least once every two years, whether combining these positions serves the best interests of Textron and its shareholders.

The functions of the Board are carried out by the full Board, and when delegated, by the Board committees, with each director being a full and equal participant. The Board is committed to high standards of corporate governance and its Corporate Governance Guidelines and Policies were designed, in part, to ensure the independence of the Board and include a formal process for the evaluation of CEO performance by all non-employee Board members. The evaluation is used by the Organization and Compensation Committee as a basis to recommend the compensation of the CEO. In addition, the Audit Committee, the Nominating and Corporate Governance Committee, and the Organization and Compensation Committee are composed entirely of independent directors. Each of these committees’ charters provides that the committee may seek the counsel of independent advisors and each routinely meets in an executive session without management present. The Board and each of its three principal committees perform an annual self-evaluation.

The independent Directors annually designate a director from among the chairs of the Audit Committee, the Nominating and Corporate Governance Committee and the Organization and Compensation Committee to serve as Lead Director who will, among other functions, preside at all meetings of the Board at which the Chairman is not present, serve as liaison, when needed, between the CEO and the independent Directors, and approve Board meeting agendas and the type of materials to be distributed to the Board. Textron’s Corporate Governance Guidelines and Policies also require that the Board meet in executive session for non-management directors without management present at each regularly scheduled Board meeting. Textron’s Lead Director presides at such sessions. Additional executive sessions may be convened at any time at the request of a director, and, in such event, the Lead Director presides. During 2010, the independent directors met in executive session without management present during each of the Board’s seven meetings. Currently, Lord Powell serves as Lead Director. The Nominating and Corporate Governance Committee reassesses on an annual basis the continuing effectiveness of the role of Lead Director.

Risk Management

The Board oversees the Company’s enterprise risk management process. Management reviews the process, including identification of key risks and steps taken to address them, with the full Board on a periodic basis. These reviews occur at an annual dedicated risk management session and as part of the Board’s annual review of the Company’s strategy. Although the full Board is responsible for this oversight function, the Organization and Compensation Committee, the Nominating and Corporate Governance Committee and the Audit Committee assist the Board in discharging its oversight duties.

The Organization and Compensation Committee reviews risks related to the subject matters enumerated in its charter, including risks associated with the Company’s compensation programs, to provide incentive compensation arrangements for senior executives that do not encourage inappropriate risk taking. The Nominating and Corporate Governance Committee considers risks related to the subject matters for which it is responsible as identified in its charter, including risks associated with corporate governance. Similarly, the Audit Committee will discuss with management and the independent auditor, as appropriate, (i) risks related to its duties and responsibilities as described in its charter, (ii) management’s policies and processes for risk assessment and risk management and (iii) in the period between the Board’s risk oversight reviews, management’s evaluation of the Company’s major risks and the steps management has taken or proposes to take to monitor and mitigate such risks.

Accordingly, while each of the three committees contributes to the risk management oversight function by assisting the Board in the manner outlined above, the Board itself remains responsible for the oversight of the Company’s risk management program.

Shareholder Communications to the Board

Shareholders or other interested parties wishing to communicate with the Board of Directors, the Lead Director, the non-management directors as a group or with any individual director may do so by calling (866) 698-6655 (toll-free) or (401) 457-2269, writing to Board of Directors at Textron Inc., 40 Westminster Street, Providence, Rhode Island 02903, or by e-mail to textrondirectors@textron.com. The telephone numbers and addresses are also listed on the Textron website. All communications received via the above methods will be sent to the Board of Directors, the Lead Director, the non-management directors or the specified director.

Compensation of Directors

During 2010, for their service on the Board, non-employee directors were paid an annual retainer of $215,000. Non-employee directors who served on the Executive Committee, the Special Committee or one of the standing committees, other than the Audit Committee, received $1,500 for each committee meeting attended. Textron reimburses each director for his or her expenses in attending Board or committee meetings. Non-employee directors who served on the Audit Committee received $2,500 for each committee meeting attended. The chairmen of the Audit Committee, the Nominating and Corporate Governance Committee and the Organization and Compensation Committee received, respectively, an additional $15,000, $10,000 and $12,500, and the Lead Director an additional $15,000.

Textron maintains a Deferred Income Plan for Non-Employee Directors (the “Directors Deferred Income Plan”) under which they can defer all or part of their cash compensation until retirement from the Board. Deferrals are made either into an interest bearing account which bears interest at a monthly rate that is one-twelfth of the greater of 8% and the average for the month of the Moody’s Corporate Bond Yield Index, but in either case, not to exceed a monthly rate equal to 120% of the Applicable Federal Rate as provided under Section 1274(d) of the Internal Revenue Code, or into an account consisting of Textron stock units, which are equivalent in value to Textron common stock. Textron credits dividend equivalents to the stock unit account. Each year, directors are required to defer a minimum of $100,000 of their annual retainer into the stock unit account.

Textron sponsors a Directors Charitable Award Program which contributes up to $1,000,000 to the Textron Charitable Trust on behalf of each participating director upon his or her death, and the Trust donates 50% of that amount in accordance with the director’s recommendation among up to five charitable organizations. In most cases, payment of the contributions ultimately is recoverable from life insurance policies that Textron maintains on the lives of directors for this purpose. In 2010, Textron paid a total of $111,848 in premiums on these policies. The directors do not receive any direct financial benefit from this program since the insurance proceeds and charitable deductions accrue solely to Textron. The program was closed to new participants in 2004. Non-employee directors also are eligible to participate in the Textron Matching Gift Program under which Textron will match contributions of directors and full-time employees to eligible charitable organizations at a 1:1 ratio up to a maximum of $7,500 per year.

In February 2010, Textron restructured its program for allowing non-employee directors access to personal use of its aircraft. In order to reduce the cost of the program, increase available flight hours and improve scheduling flexibility, Textron conveyed management and control of a Citation X to CitationAir in return for CitationAir operating a program which bases the hourly expense for use of its aircraft upon the direct and indirect operating expenses to Textron of the Citation X. Non-employee directors are required to reimburse Textron per flight hour based upon this hourly expense multiplied by a ratio factor assigned to the various aircraft in the CitationAir fleet. During 2010, Lewis Campbell reimbursed the Company $156,409 for his personal use of CitationAir aircraft.

Non-employee directors are eligible to receive awards of options, restricted stock, restricted stock units, stock appreciation rights, performance stock, performance share unit or other awards granted under the Textron Inc. 2007 Long-Term Incentive Plan, although, other than the grant of restricted stock received upon joining the Board, they have not received any such awards.

In order to align the financial interests of our directors with the interests of our shareholders, we require that our directors maintain a specified level of stock ownership equal to eight times the portion of their annual retainer payable in cash; toward this end, we require all non-employee directors to defer a minimum of $100,000 of their annual retainer into the stock unit account of the Directors Deferred Income Plan. All directors currently meet the stock ownership requirement which allows them to achieve the required level of ownership over time in the case of directors who have more recently joined the Board. We also have a stock retention policy restricting non-management directors from transferring stock units or restricted stock while they serve on the Board.

In December 2010, following a review of the non-employee directors’ compensation and benefits program by the Nominating and Corporate Governance Committee, on recommendation of the committee, the Board determined not to make any modifications to the program for 2011.

Employee directors do not receive fees or other compensation for their service on the Board or its committees.

Director Compensation Table

The following table provides 2010 compensation information for our directors other than Mr. Donnelly, whose compensation is reported in the Summary Compensation Table on page 27.

	Fees Earned		All Other
	or Paid in	Stock	Compensation
Name	Cash ($)(1)	Awards ($)(2)	($)(3)	Total ($)

Kathleen M. Bader	$146,000	$100,000	$18,152	$264,152
Lewis B. Campbell	266,667	—	6,190	272,857
R. Kerry Clark	152,000	$100,000	27,035	279,035
Ivor J. Evans	125,500	$100,000	32,622	258,122
Lawrence K. Fish	144,000	$100,000	1,250	245,250
Joe T. Ford	121,000	$100,000	0	221,000
Paul E. Gagné	165,725	$100,000	0	265,725
Dain M. Hancock	142,500	$100,000	0	242,500
Lord Powell of Bayswater KCMG	169,137	$100,000	26,800	295,937
Lloyd G. Trotter	133,000	$100,000	0	233,000
Thomas B. Wheeler	121,000	$100,000	7,500	228,500
James L. Ziemer	161,637	$100,000	0	261,637

(1)	The fees disclosed in this column do not include $100,000 of annual retainer, for each director other than Mr. Campbell, which they were required to defer into the stock unit account under the Directors Deferred Income Plan.

(2)	The amounts in this column represent the grant date fair value, in accordance with financial accounting standards, of the portion of the director’s annual retainer deferred into the stock unit account under the Directors Deferred Income Plan.

(3)	The amounts in this column represent (i) the cost of life insurance premiums relating to the Directors Charitable Award Program described above for Ms. Bader, Mr. Clark, Mr. Evans and Lord Powell; the premiums for Mr. Fish, Mr. Ford, Mr. Gagné and Mr. Wheeler have been fully paid prior to 2009, and Mr. Hancock, Mr. Trotter and Mr. Ziemer do not participate in the program because they joined the Board after the program was closed to new participants and (ii) the amount of matching contributions made by the Company on behalf of participating directors pursuant to the Textron Matching Gift Program which, for Mr. Clark, Mr. Evans, and Mr. Wheeler, was $7,500, for Mr. Campbell was $6,190, for Ms. Bader was $5,000, for Lord Powell was $2,000, and for Mr. Fish was $1,250.

Board Committees

Audit Committee

The Audit Committee pursuant to its charter, as amended in December 2010, assists the Board of Directors with its oversight of (i) the integrity of Textron’s financial statements, (ii) Textron’s compliance with legal and regulatory requirements, (iii) the independent auditor’s qualifications and independence, and (iv) the performance of Textron’s internal audit function and independent auditor. The Audit Committee is directly responsible for the appointment, retention, compensation and oversight of Textron’s independent auditors. A copy of the charter is posted on Textron’s website under “Investor Relations — Corporate Governance/Board Committees and Charters,” and is also available in print upon request to Textron’s Corporate Secretary. The following five independent directors presently comprise the committee: Mr. Ziemer (Chairman), Ms. Bader, Mr. Clark, Mr. Gagné and Mr. Hancock. The Board has determined that each member of the committee is independent as independence is defined for audit committee members in the listing standards of the New York Stock Exchange. No member of the committee simultaneously serves on the audit committees of more than three public companies. The Board of Directors has determined that Mr. Gagné and Mr. Ziemer each are “audit committee financial experts” under the criteria adopted by the Securities and Exchange Commission. During 2010, the committee met ten times and a subcommittee of the Audit Committee met once.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee pursuant to its charter, as amended in July 2010, (i) identifies individuals to become Board members, and recommends that the Board select the director nominees for the next annual meeting of shareholders, (ii) develops and recommends to the Board a set of corporate governance principles applicable to Textron and (iii) makes recommendations on compensation of the Board of Directors. A copy of the committee’s charter is posted on Textron’s website under “Investor Relations — Corporate Governance/Board Committees and Charters,” and is also available in print upon request to Textron’s Corporate Secretary.

In making its recommendations on director nominees to the Board, the committee will consider suggestions regarding possible candidates from a variety of sources, including shareholders. Nominees suggested by shareholders will be communicated to the committee for consideration in the committee’s selection process. Shareholder-recommended candidates are evaluated using the same criteria used for other candidates. The committee also periodically retains a third-party search firm to assist in the identification and evaluation of candidates. Though the committee does not have a formal policy for considering diversity in identifying nominees for director, it seeks a variety of occupational and personal backgrounds on the Board in order to obtain a range of viewpoints and perspectives.

Textron’s Amended and Restated By-Laws contain a provision which imposes certain requirements upon nominations for directors made by shareholders at the annual meeting of shareholders or a special meeting of shareholders at which directors are to be elected. Shareholders wishing to nominate an individual for director at the annual meeting must submit timely notice of nomination within the time limits described below under the heading “Shareholder Proposals and Other Matters for 2012 Annual Meeting” on page 49, to the committee, c/o Textron’s Corporate Secretary, along with the information described in our By-Laws.

The committee annually reviews the Board of Directors’ composition, the appropriate size of the Board, the results of the review of the Board’s overall performance and the strategy of the Company to determine future requirements for Board members over the next year or two. All candidates are evaluated against those requirements and the criteria for membership to the Board set forth in the Corporate Governance Guidelines and Policies including: (i) exemplary personal ethics and integrity; (ii) specific skills and experience aligned with Textron’s strategic direction and operating challenges and that complement the overall composition of the Board; (iii) core business competencies of high achievement and a record of success; (iv) financial literacy and a history of making good business decisions and exposure to best practices; (v) interpersonal skills that maximize group dynamics, including respect for others; (vi) strong communications skills and confidence to ask tough questions; and (vii) enthusiasm for Textron and sufficient time to be fully engaged. In addition, the Guidelines and Policies provide that no more than three of the Company’s directors will not be independent under the standards of the New York Stock Exchange. All recommendations of nominees to the Board by the committee are made solely on the basis of merit.

In making its recommendations on Board compensation, the committee annually reviews the director compensation and benefits program and consults with outside board compensation advisors, as appropriate.

The following five directors presently comprise the committee: Mr. Fish (Chairman), Ms. Bader, Mr. Ford, Mr. Trotter and Mr. Wheeler. The Board of Directors has determined that each member of the committee is independent under the New York Stock Exchange listing standards. During 2010, the committee met four times.

Organization and Compensation Committee

The Organization and Compensation Committee pursuant to its charter, as revised in July 2010, (i) approves compensation arrangements, including merit salary increases and any annual and long-term incentive compensation, with respect to the Chief Executive Officer and other executive officers of the Company; (ii) oversees and, where appropriate, approves compensation arrangements applicable to other corporate officers; (iii) amends any executive compensation plan or nonqualified deferred compensation of the Company and its subsidiaries to the same extent that the plan may be amended by the Board; (iv) administers the executive compensation plans and nonqualified deferred compensation plans of the Company and its subsidiaries; (v) approves the Chief Executive Officer’s and other executive officers’ responsibilities and performance against pre-established performance goals; and (vi) plans for the succession of the Company’s management. A copy of the committee’s charter is posted on Textron’s website under “Investor Relations — Corporate Governance/Board Committees and Charters,” and is also available in print upon request to Textron’s Corporate Secretary. See the Compensation Discussion and Analysis (CD&A), beginning on page 17 for more information on the committee’s processes and the role of management and consultants in determining the form and amount of executive compensation. The following five directors presently comprise the committee: Lord Powell (Chairman), Mr. Clark, Mr. Evans, Mr. Gagné and Mr. Trotter. The Board of Directors has determined that each member of the committee is independent under the New York Stock Exchange listing standards. During 2010, the committee met seven times.

Special Committee

At its September 2008 meeting, the Board of Directors designated a Special Committee to review and report to the full Board on Textron Financial Corporation (“TFC”) strategic and operational issues; the Board appointed Mr. Trotter as Chairman, and Mr. Campbell, Mr. Fish, Mr. Gagné, Mr. Powell and Mr. Ziemer as members of the Committee. At its February 2009 meeting, the Board reconstituted the Special Committee such that it was comprised of Mr. Trotter, as Chairman, Mr. Fish, Mr. Gagné and Mr. Ziemer, and its charge was to assist the Board in its review and oversight of Textron’s liquidity plan, the liquidation of TFC’s non-captive finance business and such other matters as the Board may from time to time assign. At the beginning of the 2010 fiscal year, the Special Committee met once and was deemed to have completed its assignment, and these matters were again assumed by the full Board.

Compensation Committee Interlocks and Insider Participation

The members of the Organization and Compensation Committee during fiscal year 2010 consisted of Lord Powell, who served as the Chairman, Mr. Clark, Mr. Evans, Mr. Gagné and Mr. Trotter. No member of the Organization and Compensation Committee is or has been an executive officer or employee of Textron (or any of its subsidiaries), and no “compensation committee interlocks” existed during fiscal year 2010.

SECURITY OWNERSHIP

The following table sets forth information regarding the beneficial ownership of our common stock as of January 1, 2011, unless otherwise noted, by:

•	Each person or group known by us to own beneficially more than 5% of our common stock;

•	Each of our directors;

•	Each of our named executive officers, as defined under Securities and Exchange Commission rules (“NEOs”); and

•	All of our current directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes any shares over which a person exercises sole or shared voting or investment power. Shares of common stock subject to options that are exercisable, or restricted stock units that will vest, within 60 days of January 1, 2011, and shares held for the executive officers by the trustee under the Textron Savings Plan, are considered outstanding and beneficially owned by the person holding the option or unit or participating in the Plan but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

Each stockholder listed below has sole voting and investment power with respect to the shares beneficially owned, except in those cases in which the voting or investment power is shared with the trustee or as otherwise noted.

	Number of Shares of		Percent of
Directors and Executive Officers	Common Stock		Class

Kathleen M. Bader	22,216	(1)	*
John D. Butler	230,829	(2)(3)	*
R. Kerry Clark	7,000	(1)	*
Frank T. Connor	82,474	(2)(3)	*
Scott C. Donnelly	232,277	(2)(3)	*
Ivor J. Evans	7,000	(1)	*
Lawrence K. Fish	39,000	(1)	*
Joe T. Ford	9,000	(1)	*
Paul E. Gagné	5,169	(1)	*
Dain M. Hancock	2,127	(1)	*
Terrence O’Donnell	323,062	(2)(3)	*
Lord Powell of Bayswater KCMG	2,123	(1)	*
Lloyd G. Trotter	2,070	(1)	*
Thomas B. Wheeler	5,751	(1)	*
James L. Ziemer	2,110	(1)	*
All current directors and executive officers as a group (15 persons)	972,208		*

Beneficial Holders of More than 5%
BlackRock, Inc.(4)	17,970,101		6.52
FMR LLC(5)	34,881,068		12.65
The Bank of New York Mellon Corporation(6)	16,754,105		6.08
T. Rowe Price Associates, Inc.(7)	16,434,956		5.96
Wellington Management Company, LLP(8)	13,833,224		5.02

*	Less than 1% of the outstanding shares of common stock.

(1)	Excludes stock units held by our non-employee directors under the Directors Deferred Income Plan that are paid in cash following termination of service as a director, based upon the value of Textron common stock, as follows: Ms. Bader, 34,621 shares; Mr. Clark, 53,441 shares; Mr. Evans, 32,442 shares; Mr. Fish,

71,114 shares; Mr. Ford, 84,404 shares; Mr. Gagné, 72,084 shares; Mr. Hancock, 51,695 shares; Lord Powell, 36,402 shares; Mr. Trotter, 38,583 shares; Mr. Wheeler, 86,722 shares; and Mr. Ziemer, 38,506 shares.

(2)	Includes the following shares obtainable within 60 days of January 1, 2011, upon the vesting of restricted stock units or the exercise of stock options: Mr. Butler, 195,486 shares; Mr. Connor, 81,312 shares; Mr. Donnelly, 185,699 shares; Mr. O’Donnell, 284,915 shares; and all current directors and executive officers as a group, 747,412 shares.

(3)	Excludes (i) stock units held under non-qualified deferred compensation plans that are paid in cash, based upon the value of Textron common stock, as follows: Mr. Butler, 116,748 shares; Mr. Connor, 1,537 shares; Mr. Donnelly, 4,356 shares; Mr. O’Donnell, 89,056 shares; (ii) RSUs payable in cash, based upon the value of Textron common stock, as follows: Mr. Butler, 33,129 shares; Mr. Connor, 87,127 shares; Mr. Donnelly, 203,663 shares; and Mr. O’Donnell, 36,955 shares; (iii) unvested RSUs payable in stock, as follows: Mr. Butler, 8,496 shares; Mr. Donnelly, 77,946 shares; and Mr. O’Donnell, 9,074 shares; (iv) unvested PSUs that are paid in cash when earned and valued based upon the value of Textron common stock, as follows: Mr. Butler, 76,749 shares; Mr. Connor, 171,878 shares; Mr. Donnelly, 351,598 shares; and Mr. O’Donnell, 85,614 shares.

(4)	Based on information disclosed in a Schedule 13G filed by BlackRock, Inc. on February 9, 2011. According to this filing, BlackRock, Inc. beneficially owns, has the sole power to vote and to dispose of or direct the disposition of these shares. The address for BlackRock, Inc. is 40 East 52nd Street, New York, NY 10022.

(5)	Based on information disclosed in Amendment No. 4 to Schedule 13G filed by FMR LLC and Edward C. Johnson 3d on February 14, 2011. According to this filing, Fidelity Management & Research Company, a wholly-owned subsidiary of FMR LLC, beneficially owns 34,530,586 shares of Textron common stock (including 759,619 shares resulting from the assumed conversion of $9,970,000 principal amount of Textron’s convertible notes) as a result of acting as investment advisor to various investment companies (the “Funds”) with the power to direct the voting of those shares held by the Boards of Trustees of the Funds; Strategic Advisers, Inc., a wholly-owned subsidiary of FMR LLC, beneficially owns 3,314 of these shares; Pyramis Global Advisors, LLC, a wholly-owned subsidiary of FMR LLC, beneficially owns 199,620 of these shares (including 199,620 shares resulting from the assumed conversion of $2,620,000 principal amount of Textron’s convertible notes); Pyramis Global Advisors Trust Company, a wholly-owned subsidiary of FMR LLC, beneficially owns 119,033 of these shares (including 23,619 shares resulting from the assumed conversion of $310,000 principal amount of Textron’s convertible notes); and FIL Limited, a separate corporate entity, beneficially owns 28,515 of these shares. Edward C. Johnson 3d and FMR LLC, through their control of the subsidiaries of FMR LLC and related entities, have the sole power to dispose of or direct the disposition of all 34,881,068 shares and the sole power to vote or direct the voting of 351,882 of these shares. The address for FMR LLC is 82 Devonshire Street, Boston, MA 02109.

(6)	Based on information disclosed in a Schedule 13G filed by The Bank of New York Mellon Corporation on February 4, 2011. According to this filing, all of these shares are beneficially owned by The Bank of New York Mellon Corporation and the following direct or indirect subsidiaries in their various fiduciary capacities: The Bank of New York Mellon, The Bank of New York Mellon Trust Company, National Association, BNY Mellon, National Association, BNY Mellon Trust of Delaware, The Boston Company Asset Management LLC, The Dreyfus Corporation, Mellon Capital Management Corporation, Pershing LLC, B.N.Y. Holdings (Delaware) Corporation, MAM (MA) Holding Trust, MBC Investments Corporation and Pershing Group LLC. The Bank of New York Mellon Corporation has sole power to vote 14,951,321 of these shares and sole dispositive power as to 15,955,429 of these shares. The address for The Bank of New York Mellon Corporation is One Wall Street, 31st Floor, New York, NY 10286.

(7)	Based on information disclosed in a Schedule 13G filed by T. Rowe Price Associates, Inc. on February 10, 2011. According to this filing, T. Rowe Price Associates, Inc., in its capacity as investment adviser, may be deemed to beneficially own these shares as to which it has sole dispositive power (including 1,539,886 shares resulting from the assumed exercise of conversion rights) and, with respect to 4,140,432 of these shares, sole voting power (including 252,952 shares resulting from the assumed exercise of conversion rights). The address for T. Rowe Price Associates, Inc. is 100 E. Pratt Street, Baltimore, MD 21202.

(8)	Based on information disclosed in a Schedule 13G filed by Wellington Management Company, LLP on February 14, 2011. According to this filing, Wellington Management Company, LLP, in its capacity as investment adviser, may be deemed to beneficially own these shares which are held of record by clients of Wellington Management Company, LLP who share dispositive power with respect to all of these shares and voting power with respect to 7,493,024 of these shares. The address for Wellington Management Company, LLP is 280 Congress Street, Boston, MA 02210.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires Textron’s directors, executive officers and controller to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission and to provide copies of such reports to Textron. As an administrative matter, Textron assists its reporting persons in fulfilling their responsibilities to prepare and file reports pursuant to Section 16(a), including with respect to making determinations on the availability of exemptions from reporting.

Based solely upon a review of copies of such reports and written representations of the reporting persons, to our knowledge, during the 2010 fiscal year, all such reporting persons timely filed all of the reports they were required to file under Section 16(a), except that one transaction for Mr. Connor relating to the vesting of a portion of a cash-settled restricted stock unit award was not reported on a timely basis because it was inadvertently not included on Mr. Connor’s March 3, 2010 Form 4 due to an administrative error in recording the award’s vesting date.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors has furnished the following report on its activities:

The committee reviewed and discussed the audited consolidated financial statements and the related schedules in the Annual Report referred to below with management. The committee also reviewed with management and the independent registered public accounting firm (the “independent auditors”) the reasonableness of significant judgments and the clarity of disclosures in the financial statements, the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the committee by Statement on Auditing Standards No. 61 (as amended), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. In addition, the committee discussed with the independent auditors the auditors’ independence from management and the Company including the matters in the written disclosures and the letter from the independent auditors required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communication with the audit committee concerning independence and considered the possible effect of non-audit services on the auditors’ independence.

The committee discussed with the Company’s internal and independent auditors the overall scope and plans for their respective audits and met with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, including internal controls over financial reporting, and the overall quality of the Company’s financial reporting. The committee also reviewed the Company’s compliance program. Ten committee meetings were held during the year.

In reliance on the reviews and discussions referred to above, the committee recommended to the Board of Directors that the audited consolidated financial statements and the related schedules be included in the Annual Report on Form 10-K for the fiscal year ended January 1, 2011, to be filed with the Securities and Exchange Commission. The committee also reported to the Board that it had selected

Ernst & Young LLP as the Company’s independent auditors for 2011, and recommended that this selection be submitted to the shareholders for ratification.

JAMES L. ZIEMER, CHAIRMAN
KATHLEEN M. BADER
R. KERRY CLARK
PAUL E. GAGNÉ
DAIN M. HANCOCK

COMPENSATION COMMITTEE REPORT

The Organization and Compensation Committee of the Board of Directors has furnished the following report:

The committee reviewed the Compensation Discussion and Analysis to be included in Textron’s 2011 proxy statement and discussed that Analysis with management.

Based on its review and discussions with management, the committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in Textron’s 2011 proxy statement and Textron’s Annual Report on Form 10-K for the fiscal year ended January 1, 2011.

This report is submitted by the Organization and Compensation Committee.

LORD POWELL OF BAYSWATER KCMG, CHAIRMAN
R. KERRY CLARK
IVOR J. EVANS
PAUL E. GAGNÉ
LLOYD G. TROTTER

COMPENSATION DISCUSSION AND ANALYSIS

Overview and Objectives of Compensation Program

Textron’s compensation program in 2010 continued to link executive compensation tightly to the company’s long-term performance, both in absolute terms and relative to the market. The Organization and Compensation Committee strives to strengthen the bond between compensation and the interests of shareholders as reflected in the share price. In structuring the compensation program, the Committee weighs incentivizing business leaders to strive for superior performance and ensuring that Textron is competitive in the markets in which we compete for talent, while being sensitive to investor opinion on executive pay. We have further developed our review processes and oversight of our executive compensation programs so that they are designed to not transgress the Company’s risk boundaries. In summary, we believe we have compensation policies which are fair to employees and fair to shareholders.

The Committee also strives to provide that Textron’s executive compensation policies keep pace with evolving best practices. We have made a series of changes over the past few years, including prospectively eliminating formal employment contracts for new executive officers in order to, among other things, eliminate individual termination protection for new executives, eliminating certain perquisites for executives, prohibiting future agreements to gross-up executives for taxes, and reducing incentive award complexity. These changes have helped to further align Textron’s compensation policies with current best pay practices.

The primary objectives of our executive compensation program for 2010 were to:

•	Incentivize management to deliver superior Company performance by basing both annual and long-term incentive compensation on performance goals key to the Company’s financial success

•	Provide balanced motivation between short- and long-term performance of the Company by varying performance periods and vesting periods of incentive programs

•	Motivate executives to produce strong and sustained financial performance for the long-term benefit of shareholders, by including an equity component in the compensation program and maintaining stock ownership requirements and hedging restrictions for senior executives

•	Establish market competitive compensation levels by benchmarking our senior executive compensation against a peer group recommended by our independent compensation consultant

Given the weakness in some of the Company’s industries and general economic uncertainty during 2010, the Committee kept target compensation levels relatively flat during 2010 for Textron’s executive officers while generally targeting the median compensation levels determined by its independent compensation consultant.

With input from the independent compensation consultant, and after consultation with the Board, the Committee approves the design and level for each element of compensation for our named executive officers (“NEOs”). Executive officer compensation is made up of the following key components with a significant emphasis on pay at risk, largely focused on long-term incentives:

The performance goals established for the 2010 executive compensation program were balanced between (i) a profitability target, measured by manufacturing earnings, in order to focus executives on delivery of shareholder value, and (ii) a cash efficiency metric, comprised of manufacturing cash flow and goals relating to net targeted finance receivable liquidations by TFC vs. acceptable loss ratios, to incentivize executives to advance the Company’s strategies of improving operational efficiency, strengthening our balance sheet and exiting the non-captive finance business. A comparison of achievement of performance measures and Company stock price versus actual payout for incentive programs ending in 2010, as shown in the following charts, illustrates that the link between incentive program payouts and Company performance is working as intended:

2008 — 2010 PSU Payout Based on Achievement of Performance Measures

As reflected above, Company performance for the financial metrics impacting the 2008-2010 PSU payouts was below target levels resulting in payouts of 2.9% of the target award value of the PSUs at their grant date, after factoring in actual performance against the ROIC-WACC and EPS performance metrics as well as the reduction in the Company’s stock price from the grant date to the end of the vesting period. See “2010 Compensation Actions for Named Executive Officers — 2010 Long-Term Incentive Compensation Payments,” below for additional details.

2010 AIC Payout Percentage Based on Achievement of Financial Performance Measures

As reflected above, Company performance for the financial metrics impacting the 2010 AIC payout percentage each exceeded target levels resulting in payouts of 147.3% of target. See “2010 Compensation Actions for named Executive Officers — 2010 Annual Incentive Compensation Payments” below for additional details.

The Committee also strives to set compensation policies which do not encourage excessive risk-taking by senior executives which could endanger the Company. During 2010, the Committee completed a full review of managing risk within the compensation programs. This review helps the Committee to structure executive compensation programs that are designed to avoid exposing the Company to unwarranted risk.

Elements of the Compensation Program

Each year the Committee (1) reviews the compensation program for executive officers by drawing on relevant professional studies and literature, obtaining relevant market data and trends from its independent compensation consultant, and consulting with senior management and the Board and (2) approves, or recommends to the Board for approval, such changes and refinements as it deems necessary to provide that compensation for our executives remains in line with Company strategy and competitive practices. The Committee has designed a compensation program comprised of the following primary elements: base salary, short-term incentive compensation, long-term incentive compensation and post-employment benefits. The Committee believes that each element is necessary in order to remain competitive within our peer group and provide incentives appropriate for our strategy. The Committee believes that the Company’s incentive compensation programs establish a clear link between pay and performance by motivating the achievement of both short-term and long-term business objectives.

Compensation Mix

The mix of compensation elements is not set according to pre-established guidelines but reflects the general goal of giving greater weight to long-term and objective performance-based compensation. The Committee has created a compensation structure that emphasizes at-risk compensation elements, with the greatest focus given to long-term incentives to align management interests with those of shareholders. The Committee continues to believe that the CEO’s compensation should, even more so than other senior executives, be linked to the long-term performance of the Company. Therefore, the CEO has a greater percentage of both long-term incentive compensation and performance-based compensation than the other

NEOs. The compensation decisions made in 2010 for Mr. Donnelly, who serves as our CEO, and our other NEOs, resulted in relative compensation opportunities set forth in the chart below:

(Target total compensation illustrated above consists of annualized base salary, short-term incentive compensation target opportunity, and long-term incentive compensation target opportunity, but excludes perquisites and post-employment benefits.)

Base Salary

Each year, the Committee reviews and approves base salaries for NEOs. In support of this review, the independent compensation consultant provides relevant benchmark data and analysis. The Committee targets base salaries for NEOs at competitive levels, i.e. generally at the median for executives in positions with similar responsibilities within the compensation peer group. The Committee also acknowledges that individual base salaries may vary based on factors such as individual responsibilities, complexity of position versus that of the market benchmark(s), performance, experience, and future potential. During 2010, base salaries for NEOs remained flat.

Annual Incentive Compensation

The Committee, after discussions with the independent compensation consultant, approves the annual incentive structure and performance goals in the first quarter of each year. An eligible executive’s target opportunity is established as a percentage of his base salary. For 2010, the target incentive percentages for the NEOs ranged from 65% to 120% of base salary depending on position. The Committee approved these targets to provide market-competitive levels of target incentive opportunity.

Long-Term Incentive Compensation

Our long-term incentive compensation program is focused on rewarding multi-year financial and operational performance as well as long-term growth in shareholder value. Long-term incentive grants are made on March 1 (or the closest trading day prior to March 1 if it is not a trading day) in each year. When determining the level of the grant, the Committee considers each NEO’s functional and enterprise management responsibilities, past performance, potential contributions to the Company’s profitability and growth, the value of prior long-term incentive grants, competitive data regarding prevalent grant levels and potential equity dilution to shareholders (with no particular goals or weightings assigned to the foregoing factors). The three long-term incentive vehicles awarded to NEOs in 2010 are described below under “2010 Compensation Actions for Named Executive Officers — 2010 Long-Term Incentive Grants”.

Retirement/Death Benefits

We provide certain retirement/death benefits that are only available to select senior executives (including certain NEOs) that typically depend on one or a combination of age and/or service. Post-employment benefits available in 2010 included:

•	Supplemental Retirement Plan for Textron Key Executives (“SERP”): Non-qualified enhanced pension benefit

•	Textron Spillover Pension Plan: Non-qualified benefit plan to make up for IRS limits in qualified pension plans and, in the case of Mr. Donnelly, to provide a “wrap-around” pension benefit which takes into account his final average compensation with Textron and his combined service with Textron and GE and reduces this benefit by the amount of any other benefits which he is eligible to receive under Textron and GE pension plans

•	Textron Spillover Savings Plan: Non-qualified benefit plan to make up for IRS limits in qualified savings plans

•	Survivor Benefit Plan for Textron Key Executives: An additional 2x base salary paid as a death benefit

•	Deferred Income Plan for Textron Executives: Non-qualified plan that provides elective and non-elective deferred compensation

Role of Independent Compensation Consultant

Under its charter, the Committee has the authority to retain outside consultants or advisors as it deems necessary to provide desired expertise and counsel. In 2010, the Committee engaged the services of Pay Governance LLC as its compensation consultant. Pay Governance reports directly and exclusively to the Committee and provides expert, objective support regarding current and emerging best practices with regard to executive compensation. A representative from Pay Governance attended each of the seven Committee meetings in 2010. Pay Governance LLC does not separately provide any other services to the Company.

The independent compensation consultant provides direct and candid advice on any executive compensation matter. Examples of specific services provided in 2010 are:

•	Advised the Committee on the composition of the compensation peer group

•	Prepared analyses and recommendations for senior executive compensation levels as compared to the compensation peer group

•	Evaluated the Company’s compensation program and advised the Committee on alternative designs for consideration

•	Provided comments on compensation matters on their own volition as appropriate

Establishing an Appropriate Compensation Peer Group

The Committee feels strongly about being informed on current pay practices and trends in the marketplace. To enhance the relevance of this market perspective to Textron, the Committee has adopted criteria for selecting compensation comparator companies. These criteria include the selection of companies that are representative of the employment market in which our Company competes for executive talent, that operate in similar industries, have significant global operations, and that have median annual revenue that approximates Textron’s revenue.

The companies comprising the compensation peer group consist of 20 companies with fiscal year 2009 revenues ranging from $4 billion to $34 billion with a median of $12.9 billion, compared to Textron’s fiscal year 2009 revenues of $10.5 billion. There were two changes from the peer group used in the prior year. Texas Instruments has been replaced by Tyco Electronics, another company in the technology/engineering sector.

Also, Lexmark has been removed from the peer group since their fiscal year 2009 revenues fell well below the range established for Textron’s peer group. The compensation peer group for 2010 was:

•	3M Company	•	Medtronic, Inc.
•	Boston Scientific Corporation	•	Northrop Grumman Corporation
•	Eaton Corporation	•	Parker-Hannifin Corporation
•	Emerson Electric Co.	•	Pitney Bowes Inc.
•	EMC Corporation	•	QUALCOMM Incorporated
•	General Dynamics Corporation	•	Raytheon Company
•	Goodrich Corporation	•	Seagate Technology
•	Honeywell International Inc.	•	Rockwell Automation, Inc.
•	ITT Corporation	•	Tyco Electronics
•	L-3 Communications	•	Xerox Corporation

2010 Compensation Actions for Named Executive Officers

The Committee’s 2010 Process

The Committee reviewed various performance and market data while considering 2010 compensation for the NEOs, including: individual and Company performance, financial performance relative to strategic and financial peers, relevant market data and input from the Committee’s independent compensation consultant. The Committee evaluated the NEOs’ compensation in light of comparison data provided by its independent compensation consultant on total compensation levels at the peer group companies. Because the total compensation of each of the NEOs was within approximately twenty percent of the median of the peer group for comparable positions, with two NEOs below the median and two above, the Committee determined that the total compensation was at market-competitive levels.

Prior to making decisions or recommendations, the Committee also reviewed the specific historical situation for each NEO and was provided tally sheets, which reflect the potential share-derived wealth of the NEOs and their accumulated retirement benefits, potential payouts of stock-based compensation, stock ownership and cash versus non-cash compensation for each executive from prior years. Additionally, the CEO provided input into compensation decisions for NEOs other than himself, including his assessment of each individual’s responsibilities and performance, the complexity of their position against market benchmarks, and their experience and future potential. Final decisions regarding compensation were made by the Committee based on feedback from the full Board.

2010 Base Salary Actions

In January 2010, the Committee reviewed current benchmark data for the NEOs prepared and presented by the independent compensation consultant. The data presented showed that the base salary for each NEO remained at competitive levels for executives in positions with similar responsibilities at comparable companies, factoring in the criteria described above under “— Elements of the Compensation Program — Base Salary”. The Committee approved no base salary increases for 2010 for the NEOs.

2010 Annual Incentive Compensation Payments

The Committee established the performance metrics for annual incentive compensation for fiscal 2010 as 50% cash efficiency, 45% earnings, and 5% workforce diversity. The Committee placed the greatest weight on the cash efficiency metric to incentivize executives to advance the Company’s strategies of improving operational efficiency, strengthening our balance sheet through repayment of debt and exiting the non-captive finance business. The earnings metric was intended to focus executives on creating shareholder value through increased profitability, and the diversity metric was maintained from prior years to continue the Company’s focus on having a diverse employee profile. The percentage that could be earned on each of these metrics ranged from 0% to 200% based on a predetermined payout scale established by the Committee.

The formula for determining 2010 annual incentive compensation for the NEOs, and the resulting percentage earned is detailed below:

2010 Annual Incentive Compensation Calculation
($ in millions)

				Actual	Percent	Component	Weighted
	Threshold	Target	Maximum	Achievement	Earned(1)	Weighting	Payout

Earnings(2)	$208	$417	$833	$515	123.65%	45%	55.64%
Cash Efficiency — Manufacturing(3)	$514	$642	$770	$692	138.98%	25%	34.75%
Cash Efficiency — Financing Operations(3)					200.00%	25%	50.00%
Loss Ratio	24.0%	20.0%	15.9%	14.3%
Liquidation	$1,670,000	$1,945,000	$2,220,000	$2,429,000

Change in Workforce Diversity	(2.78)%	0.45%	3.68%	1.68%	138.20%	5%	6.91%

Calculated Result — Total Award % Earned:							147.30%

(1)	Results below “threshold” earn 0%; results at “target” earn 100%; results at “maximum” earn 200%, in each case, with percentage earned determined through proration if actual achievement falls between threshold and target or target and maximum.

(2)	The earnings target was a non-GAAP measure defined as segment profit for the manufacturing group, less corporate expenses and manufacturing group net interest expense.

(3)	The cash efficiency metric was based (i) 50% upon achieving manufacturing cash flow of $642 million and (ii) 50% upon Textron Financial Corporation achieving a $1.945 billion net finance receivable liquidation target with a 20% loss ratio. Our definition of manufacturing free cash flow is a non-GAAP measure which adjusts net cash from operating activities of continuing operations for dividends received from, and capital contributions made to, TFC, capital expenditures, proceeds from the sale of property, plant and equipment and voluntary contributions to our pension plans.

At its January 2011 meeting, the Committee discussed the annual incentive compensation awards to be paid to the NEOs for the 2010 performance period. Each Committee member also provided feedback to help determine final compensation decisions for the NEOs. Prior to finalizing these decisions, the Committee solicited input from the Board. After consideration of these inputs, the Committee concluded that the calculated result appropriately awarded the year’s performance and approved a payment equal to the calculated payout of 147.3% for all executive officers, resulting in the following annual incentive compensation payments:

2010 Annual Incentive Compensation Payments

		Percent of
	Target % of	Target	Annual IC
Name	Salary	Earned	Paid

S.C. Donnelly	120%	147.3%	$1,767,600
F.T. Connor	85%	147.3%	939,038
J.D. Butler	65%	147.3%	536,172
T. O’Donnell	65%	147.3%	502,661

2010 Long-Term Incentive Compensation Payments

In 2008, the following grants of performance share units for the 2008-2010 performance period were made to the NEOs: For Mr. Donnelly, 31,497 PSUs; for Mr. Butler, 11,125 PSUs; and for Mr. O’Donnell, 12,405 PSUs.

For the 2008-2010 PSU grants, the formula for determining the actual percentage of the award earned following the three-year performance period was:

(1)	The cumulative EPS target for the 2008-2010 performance share unit cycle was $12.61. Performance below 80% of the target results in no payout for this component of the award. For the three-year performance period ended January 1, 2011, earnings per share for incentive compensation purposes was $4.66. As a result, 0% of this component (weighted at 50%) was earned.

(2)	If Textron’s average return on invested capital (ROIC) is 8% higher than the average weighted average cost of capital (WACC) over the award period, then 100% of this portion of the award will be earned. Performance above or below target is interpolated based on the below scale:

2008-2010 PSU ROIC-WACC
Payout Scale
ROIC-WACC
Performance	% Earned

0%	0%
8%	100%
16%	150%

For the three-year performance period ended January 1, 2011, ROIC for incentive compensation purposes was 10.83%, or 1.32% higher than the company’s cost of capital of 9.51%. As a result, 16.58% of this component (weighted at 50%) was earned.

With zero percent of the EPS component earned and 16.58% of the ROIC-WACC component earned, and each component weighted at 50%, 8.29% of the PSU awards for the 2008-2010 performance period were earned. Valuing each performance share unit earned at a share price of $24.483 (the average closing market value of Textron common stock for the first ten trading days of the fiscal year following the end of the performance period), in January 2011, the Committee approved the following PSU payments for the 2008-2010 performance period:

Payments for the 2008-2010 PSU Performance Period

		Percent of		PSU
	PSUs	Target	PSUs	Payment for
Name	Granted	Earned	Earned	2008-2010

S.C. Donnelly	31,497	8.29%	2,611	$63,925
J.D. Butler	11,125	8.29%	922	22,573
T. O’Donnell	12,405	8.29%	1,028	25,169

The PSU payments reflected above represent just 2.9% of the original target award value of the PSUs at their grant date, due to the decrease in the Company’s stock price from the grant date to the end of the vesting period.

2010 Long-Term Incentive Grants

In its December 2009, January 2010 and February 2010 meetings, the Committee’s primary considerations in setting 2010 long-term incentive (LTIC) grant levels included the level of each NEO’s target total direct compensation (base salary, annual incentive compensation, and long-term incentive compensation) in comparison to compensation comparators, past grant levels, market changes determined by the independent compensation consultant, and stock prices in early 2010 (with no specific goals or weightings assigned to such factors). With less volatile stock prices, the Committee decided to eliminate performance cash units (PCUs) as a component of LTIC. Textron granted PCUs as a component of the 2009 LTIC awards to mitigate incentives leveraged with stock price, which, in the environment of depressed stock prices which prevailed at the time of those grants, reduced payout exposure to the Company.

For 2010, NEOs had the opportunity to realize long-term incentive compensation through three vehicles: (1) cash-settled performance share units (PSUs), (2) cash-settled restricted stock units (RSUs) and (3) stock options. The mix of award types granted was 40% of the award value for each executive officer in the form of PSUs, 30% in the form of RSUs and 30% in the form of stock options. The Committee determined that this allocation of value appropriately balanced the Committee’s long-term incentive compensation goals of retention, link to shareholders, and wealth accumulation opportunities. All three grant types align with shareholder interests, as each grant type is structured to link to stock price, whether directly or indirectly through payout impacted by Total Shareholder Return, as described below.

•	Performance Share Units

Performance share unit awards span a three-year performance period, with vesting at the end of the third fiscal year. NEOs may earn from 0% to 150% of the units originally granted based upon the achievement of performance goals established by the Committee. Upon vesting, all earned PSUs are valued based on the value of our common stock and are paid in cash in the first quarter following the performance period. Payouts for the 2010 — 2012 PSU cycle will be based 50% upon achievement of earnings goals and 50% on achievement of cash efficiency goals; the Committee will set the earnings and cash efficiency goals on an annual basis. Similar to the 2009 grant, the Committee again applied a total shareholder return (“TSR”) metric to the PSUs; the Committee may exercise negative discretion linked to TSR for the entire three-year performance period by up to -40%. The Committee adopted a three-year cumulative TSR goal for the entire 2010-2012 performance period which will link payout directly with performance versus the S&P 500 during this period. This award type combines incentive for increasing share price, as well as meeting absolute (earnings and cash efficiency) and relative (TSR) objective performance metrics set by the Committee.

•	Restricted Stock Units

Restricted stock units, settled in cash, typically constitute the right to receive the value of one share of common stock upon vesting which occurs for one-fifth of the units on each anniversary of the date of grant. This award type combines incentive for increasing share price, as well as serving to retain top talent in a manner that is less sensitive to share price fluctuation than stock options.

•	Stock Options

Stock options vest ratably over three years beginning on the first anniversary of the date of grant. Stock options are granted with an exercise price equal to the closing price of common stock traded on the New York Stock Exchange on the date of the grant. This award type aligns the interest of management with shareholders by providing value only based on share price increase.

The table below displays the total LTIC value approved by the Committee for 2010. Also provided is the percentage allocation across the three long-term incentive components and the number of shares granted:

2010 Long-Term Incentive Grants

		PSUs
		(2010-2012)
	Total Grant	Performance	Restricted
	Date Fair	Period	Stock Units	Stock Options
	Value	(40% of Value)	(30% of Value)	(30% of Value)	Stock Option
Name	($’s)	(share units)	(share units)	(shares)	Exercise Price

S.C. Donnelly	$5,859,613	145,623	87,374	235,602	$20.21
F.T. Connor	2,087,483	51,878	31,127	83,933	20.21
J.D. Butler	1,016,217	25,255	15,153	40,860	20.21
T. O’Donnell	1,133,511	28,170	16,902	45,576	20.21

Stock Ownership Requirements

One objective of our executive compensation program is to align the financial interests of our NEOs with the interests of our shareholders. As a result, we require that senior executives maintain a minimum level of stock ownership which may be achieved through outright ownership of shares, Textron Savings Plan shares, unvested restricted stock units, and unvested share equivalents in Textron compensation and benefit plans. Minimum ownership levels are expressed as a multiple of base salary as follows: five times for the CEO, and three times for other NEOs. All NEOs currently meet their respective stock ownership requirements based on the methodology approved by the Committee.

Hedging Restrictions

Our executives, including our NEOs, are prohibited from engaging in short sales of Textron securities and from engaging in transactions in publicly-traded options, such as puts, calls and other derivative securities, involving Textron securities.

Accounting and Tax Considerations

Section 162(m) of the Internal Revenue Code provides that no U.S. income tax deduction is allowable to a publicly held corporation for non-performance-based compensation in excess of $1 million paid to a “covered employee.” The definition of a covered employee includes the chief executive officer and any other employee (other than the chief financial officer) whose compensation is required to be reported in the Summary Compensation Table, if those individuals are employed by the Company at year end. “Performance-based compensation” is exempt from the $1 million limitation. Performance-based compensation must be payable based upon meeting pre-established and objective performance goals established by the Committee under a plan that has been approved by shareholders and where the Committee certifies that the performance goals were satisfied prior to payment. Per Section 162(m), performance goals are not objective if the Committee does not set performance standards in a timely fashion, has any discretion to pay amounts in excess of those earned in accordance with the achievement of these pre-established performance standards, or pays such compensation when the performance criteria are not met.

Our policy generally has been to maximize the compensation that would qualify as performance-based compensation under Section 162(m), while preserving the Committee’s discretionary ability to reward individual and team performance. Textron stock options granted under the 1999 Long-Term Incentive Plan and the 2007 Long-Term Incentive Plan qualify as performance-based compensation. Annual incentive compensation awards, performance share unit awards and performance cash unit awards each have financial components that may qualify as performance-based compensation. These types of awards typically also include a discretionary component based on completion of individual performance objectives that may not qualify as performance-based compensation.

Textron allows executives, including those whose income might otherwise be subject to the $1 million limitation, to defer compensation voluntarily into the Deferred Income Plan for Textron Executives. Compensation thus deferred is not counted toward the $1 million limitation.

A portion of the expenses incurred by Textron related to non-business travel on Company aircraft by the NEOs or certain other executives may not be deductible as business expenses under the Internal Revenue Code. As a result, providing personal use of Company aircraft as a perquisite to such executives may result in an increased tax expense to the Company.

Compensation Arrangements Relating to Termination of Employment

Employment agreements and plan design provisions provide varying levels of protection to NEOs in the event of termination. Mr. Donnelly’s letter agreement and Mr. O’Donnell’s and Mr. Butler’s employment agreement each use standardized events such as death, disability, retirement and termination under voluntary, involuntary (for cause), involuntary (not for cause or for good reason), or change in control circumstances to trigger payments. When Mr. O’Donnell and Mr. Butler originally agreed to the terms of their agreements more than ten years ago, termination benefits triggered by these events were set based on a combination of prevailing market practice at the time, historical practice at Textron, and other factors unique to each executive. Mr. Donnelly’s termination benefits are consistent with the terms of our previous CEO’s agreement and were approved by the Committee upon Mr. Donnelly’s initial hiring in 2008 in order to attract him to Textron. Since hiring Mr. Donnelly, the Committee no longer agrees to formal employment contracts which provide for individual termination protection. Mr. Connor, who was hired as the Company’s Chief Financial Officer in August 2009, is eligible for termination benefits available to all corporate officers as provided by the Textron Inc. Severance Plan for Key Executives.

With regard to retirement benefits, in order for Textron to attract Mr. Donnelly to join the Company after his 19 year career at GE, his pension benefits were designed to take into account his years of service at GE so that he would not be disadvantaged by joining Textron. This benefit has been affected through the adoption of an amendment to the Textron Spillover Pension Plan adding an appendix which provides a “wrap-around pension benefit” to Mr. Donnelly in order to compensate for pension benefits at GE that would otherwise not keep pace with his increasing compensation over the course of his career upon joining Textron. The benefit takes into account his service with both GE and Textron and uses the definition of pensionable compensation and final average compensation in the Textron Spillover Pension Plan. This nonqualified pension benefit will become 100% vested upon the earlier of his completion of ten years of service with Textron or his attainment of age 62 while employed by Textron and will be reduced by the combined value of any other benefit which he is eligible to receive under (i) a tax-qualified defined benefit plan maintained by GE, (ii) a tax-qualified defined benefit plan maintained by Textron and (iii) the Textron Spillover Pension Plan.

Mr. Connor’s letter agreement provides for an enhanced pension benefit which will give him an additional three years of credited service under the Textron Spillover Pension Plan, subject to the vesting terms of that Plan.

EXECUTIVE COMPENSATION

The following Summary Compensation Table sets forth information concerning 2010 compensation of the individuals who served as our principal executive officer and principal financial officer during fiscal 2010, and each other individual who was serving as an executive officer at the end of Textron’s 2010 fiscal year (each, an “NEO” and collectively, the “NEOs”). Compensation that was deferred by these officers under the Deferred Income Plan is included below as compensation paid.

Summary Compensation Table

							Change in
							Pension
							Value and
							Nonqualified
						Non-Equity	Deferred
				Stock	Option	Incentive Plan	Compensation	All Other
				Awards	Awards	Compensation	Earnings	Compensation
Name and Principal Position	Year	Salary ($)	Bonus ($)	($)(1)	($)(2)	($)(3)	($)(4)	($)(5)	Total ($)

Scott C. Donnelly	2010	$1,000,000	0	$3,836,253	$1,741,099	$1,767,600	$297,737	$71,331	$8,714,020
Chairman, President and Chief	2009	860,962	0	2,170,184	226,679	824,486	985,480	47,948	5,115,739
Executive Officer	2008	425,000	4,590,000	9,951,668	2,694,000	1,320,000	492,118	2,482,922	21,955,708
Frank T. Connor	2010	750,000	0	1,473,502	620,265	939,038	192,971	52,700	4,028,476
Executive Vice President and	2009	302,885	0	1,568,845	491,760	655,988	146,600	20,044	3,186,121
Chief Financial Officer
John D. Butler	2010	560,000	0	727,896	301,955	536,172	1,464,623	71,923	3,662,569
Executive Vice President	2009	560,000	0	412,603	56,671	374,556	892,902	61,407	2,358,138
Administration and Chief	2008	560,000	0	647,869	424,621	204,495	1,928,552	169,947	3,935,484
Human Resources Officer
Terrence O’Donnell	2010	525,000	0	811,900	336,807	502,661	313,592	31,150	2,521,110
Executive Vice President,	2009	525,000	0	460,234	63,218	351,146	200,346	31,150	1,631,095
General Counsel and Corporate	2008	525,000	0	1,097,713	444,052	191,714	2,211,961	370,538	4,840,978
Secretary

(1)	The numbers that appear in this column represent the grant date fair values of equity awards granted during the fiscal year, whether settled in stock or cash. These awards include performance share units (PSUs) (granted in 2009 and 2010), performance cash units (PCUs) (granted in 2009) and restricted stock units (RSUs) (granted in 2010), which are described in the CD&A. For PSUs and PCUs, since performance criteria are established on an annual basis, the amounts shown are for the first year of the three-year performance period beginning in 2010, plus the second year of the three-year performance cycle beginning in 2009. The grant date fair value of each equity-based component is detailed below.

	Mr.	Mr.	Mr.	Mr.
	Donnelly	Connor	Butler	O’Donnell

Performance Share Units	$1,082,816	$844,425	$210,654	$234,978
Performance Cash Units	987,608	0	211,000	235,333
Restricted Stock Units	1,765,829	629,077	306,242	341,589

Total	$3,836,253	$1,473,502	$727,896	$811,900

The PSU and PCU values above represent target performance. If maximum performance is achieved, then the total value would be: Mr. Donnelly $4,871,466, Mr. Connor $1,895,714, Mr. Butler $938,723 and Mr. O’Donnell $1,047,055.

(2)	The amounts that appear in this column represent the grant date fair value of stock options granted during the fiscal year. The number of shares underlying the stock options granted to each NEO during 2010 is detailed in the Grants of Plan Based Awards Table on page 29.

(3)	The amounts in this column reflect annual incentive compensation payable under Textron’s Short-Term Incentive Plan.

(4)	The amounts in this column are primarily attributable to the executives’ change in actuarial present value of accumulated pension benefit under all defined benefit plans in which the NEOs participate from January 3, 2010 to January 1, 2011. This column also includes above-market Non-Qualified Deferred Compensation (NQDC), earnings. Earnings are considered “above-market” if they were higher than 120% of the long-term Applicable Federal Rate with compounding. Deferred Income Plan participants may elect to make their deferrals into either a Moody’s account or a Textron stock unit account. The interest rates applicable to the Moody’s Account are either the Moody’s rate or a “Moody’s Plus” rate, depending upon when the deferral was made and the circumstances under which Textron employment ends. For purposes of this table, the Moody’s rate has been used for deferrals after 2001, a fixed Moody’s Plus rate of 10% has been used for deferrals made between 1988 and 2001, and a fixed Moody’s Plus rate of 11% has been used for deferrals made prior to 1988. See footnote 3 to the Nonqualified Deferred Compensation table on page 35.

The table below summarizes these amounts.

	Mr. Donnelly	Mr. Connor	Mr. Butler	Mr. O’Donnell

Change in Pension Value	$297,737	$192,971	$1,364,025	$195,407
NQDC Above Market Earnings	0	0	100,598	118,185

(5)	The amounts listed include the incremental cost to Textron in 2010 of providing various perquisites and all other compensation for 2010, as detailed below:

	Mr. Donnelly	Mr. Connor	Mr. Butler	Mr. O’Donnell

Supplemental Svgs Plan Contrib(a)	$37,750	$27,414	$15,750	$14,000
Contributions to Textron Savings Plan	12,250	10,086	12,250	12,250
Contributions to Retirement Plans (RAP)	4,900	4,900	4,900	4,900
Perquisites(b)	16,431	10,300	39,023	0

Total	$71,331	$52,700	$71,923	$31,150

(a)	These amounts represent the value of cash-settled Textron stock units credited to the NEO’s Spillover Savings Plan account during the year.

(b)	These amounts include the cost to Textron of personal benefits provided to executives, including annual physical exams and parking. Also included is (i) for Mr. Donnelly, the $10,200 cost paid by Textron for a company pilot to be trained to fly the Cessna Caravan, deemed reportable under the proxy rules because this employee may provide assistance to Mr. Donnelly with respect to his personal Caravan aircraft, and (ii) for Mr. Butler, $34,968 in incremental cost to Textron for personal usage of corporate aircraft. For proxy reporting purposes, Textron values the personal use of corporate aircraft by using an incremental cost method that takes into account variable factors such as cost per flight hour (by aircraft type), landing fees, and hangar fees. The incremental cost of locating aircraft to the origin of a personal trip, or returning aircraft from the completion of a personal trip, known as “deadhead” flights, are also included in the amount reported. In addition, infrequently, a family member or guest travels with an executive on a business flight; the aggregate incremental cost to Textron of such flights is de minimis and no amount attributable to these flights is reflected in the table.

Grants of Plan-Based Awards in Fiscal 2010

The following table sets forth information on plan-based compensation awards granted during Textron’s 2010 fiscal year to the NEOs. Annual grants were approved on February 23, 2010 for grant on March 1, 2010.

Grants of Plan Based Awards in 2010

									All Other
									Stock	All Other
									Awards:	Option
			Estimated Possible Payouts Under			Estimated Future Payouts Under			Number of	Awards:		Grant Date
			Non-Equity Incentive Plan Awards			Equity Incentive Plan Awards			Shares of	Number of	Exercise or	Fair Value of
			Thresh-			Thresh-			Stock or	Securities	Base Price of	Stock &
	Grant		hold	Target	Maximum	hold	Target	Maximum	Stock	Underlying	Option	Option
Name	Date	Grant Type	($)	($)	($)	($)	($)	($)	Units (#)	Options	Awards	Awards(7)

S. C. Donnelly		Annual IC(1)	0	1,200,000	2,400,000
	3/1/2010	PSUs(2)				0	2,754,022	5,163,792				784,228
	3/1/2010	Restricted Stk Units (3)							87,374			1,765,829
	3/1/2010	Stock Options(4)								235,602	20.210	1,741,099
	3/1/2010	PSUs(5)										298,588
	3/1/2010	PCUs(6)										987,608

F. T. Connor		Annual IC(1)	0	637,500	1,275,000
	3/1/2010	PSUs(2)				0	981,117	1,839,594				279,380
	3/1/2010	Restricted Stk Units (3)							31,127			629,077
	3/1/2010	Stock Options(4)								83,933	20.210	620,265
	3/1/2010	PSUs(5)										565,045

J. D. Butler		Annual IC(1)	0	364,000	728,000
	3/1/2010	PSUs(2)				0	477,623	895,542				136,007
	3/1/2010	Restricted Stk Units (3)							15,153			306,242
	3/1/2010	Stock Options(4)								40,860	20.210	301,955
	3/1/2010	PSUs(5)										74,647
	3/1/2010	PCUs(6)										211,000

T. O’Donnell		Annual IC(1)	0	341,250	682,500
	3/1/2010	PSUs(2)				0	532,751	998,908				151,705
	3/1/2010	Restricted Stk Units (3)							16,902			341,589
	3/1/2010	Stock Options(4)								45,576	20.210	336,807
	3/1/2010	PSUs(5)										83,273
	3/1/2010	PCUs(6)										235,333

(1)	These amounts refer to awards of annual incentive compensation made under the Textron Inc. Short-Term Incentive Plan. The performance metrics and methodology for calculating payments are described in the CD&A.

(2)	These amounts refer to performance share unit grants made under the Textron Inc. 2007 Long-Term Incentive Plan, which are performance-based long-term grants of share units paid in cash, designed to reward the achievement of specified goals over three distinct fiscal-year performance periods. The performance metrics and methodology for calculating payments are described in the CD&A. Grants of PSUs in 2010 vest following fiscal 2012. The “target” amount to be paid in 2013 assumes 100% earned (prior to the TSR modifier) and is based on the fiscal year-end share price of $23.64. The “maximum” that can be paid per the plan design is 150% of the PSUs granted prior to the application of the TSR modifier, as described in the CD&A.

(3)	These amounts represent the number of restricted stock units granted in 2010 pursuant to the Textron Inc. 2007 Long-Term Incentive Plan. Grants of these restricted stock units vest ratably over five years, beginning on March 1, 2011, and annually thereafter.

(4)	These amounts represent the number of stock options granted in 2010 pursuant to the Textron Inc. 2007 Long-Term Incentive Plan. All annual grants of stock options vest ratably over three years, beginning on March 1, 2011, and annually thereafter. The exercise price for stock option grants is equal to the closing price on the grant date.

(5)	Reflects the grant date value of the 2010 portion of the 2009-2011 PSU grant.

(6)	Reflects the grant date value of the 2010 portion of the 2009-2011 PCU grant.

(7)	With respect to PSUs granted in 2010, the amounts in this column represent the value of only the 2010 portion of the 2010-2012 grant since the grant is subject to three single-year performance periods (2010, 2011 and 2012). With respect to PSUs and PCUs granted in 2009, the amounts in this column represent the value of only the 2010 portion of the 2009-2011 grant since the grant is subject to three single-year performance periods (2009, 2010 and 2011).

Outstanding Equity Awards at 2010 Fiscal Year-End

The following table sets forth information with respect to the NEOs concerning unexercised options, stock awards that have not yet vested, and equity incentive plan awards as of the end of our 2010 fiscal year.

Outstanding Equity Awards at Fiscal Year-End 2010

		Option Awards				Stock Awards
											Equity
										Equity	Incentive
										Incentive	Plan
										Plan	Awards:
										Awards:	Market or
										Number of	Payout
										Unearned	Value of
										Shares,	Unearned
		Number of	Number of					Number of		Units, or	Shares,
		Securities	Securities					Shares or	Market Value	Other	Units, or
		Underlying	Underlying					Units of	of Shares or	Rights	Other
		Unexercised	Unexercised	Option	Option	Type of		Stock	Units of Stock	That Have	Rights That
	Grant	Options (#)	Options (#)	Exercise	Expiration	Stock	Grant	That Have	That Have Not	Not	Have Not
Name	Date(1)	Exerciseable	Unexerciseable	Price ($)(2)	Date	Award(3)	Year	Not Vested (#)	Vested ($)(4)	Vested (#)	Vested ($)(5)

S. C. Donnelly	7/3/2008	40,000	160,000	47.84000	7/3/2018	PSU	2010			145,623	2,754,022
	2/27/2009	33,583	67,163	5.65000	2/27/2019	RSU	2010	87,374	2,065,521
	3/1/2010	0	235,602	20.21000	3/1/2020	PSU	2009			205,975	3,895,399
						PCU	2009			3,166,250	2,533,000
						PCU	2009			537,283	429,826
						RSU	2009	71,904	1,699,811
						RSU	2009	44,385	1,049,261
						RSU	2008	77,946	1,842,643
F. T. Connor	8/5/2009	26,667	53,333	14.34000	8/5/2019	PSU	2010			51,878	981,117
	3/1/2010	0	83,933	20.21000	3/1/2020	RSU	2010	31,127	735,842
						PSU	2009			120,000	2,269,440
						RSU	2009	56,000	1,323,840
J. D. Butler	1/15/2002	4,884	0	20.47500	1/15/2012	PSU	2010			25,255	477,623
	1/15/2003	4,536	0	22.04250	1/15/2013	RSU	2010	15,153	358,217
	2/12/2004	3,544	0	28.21500	2/12/2014	PSU	2009			51,494	973,855
	2/23/2005	38,260	0	38.28750	2/23/2015	PCU	2009			791,250	633,000
	3/1/2006	33,146	0	43.97500	3/1/2016	RSU	2009	17,976	424,953
	3/1/2007	42,746	0	45.85000	3/1/2017	RSU	2008	7,540	178,246
	2/29/2008	18,965	9,481	54.17000	2/28/2018	RSU	2007	6,940	164,062
	2/27/2009	8,396	16,791	5.65000	2/27/2019	RSU	2006	3,528	83,402
	3/1/2010	0	40,860	20.21000	3/1/2020
T. O’Donnell	1/15/2003	53,464	0	22.04250	1/15/2013	PSU	2010			28,170	532,751
	2/12/2004	41,856	0	28.21500	2/12/2014	RSU	2010	16,902	399,563
	2/23/2005	38,260	0	38.28750	2/23/2015	PSU	2009			57,444	1,086,381
	3/1/2006	33,146	0	43.97500	3/1/2016	PCU	2009			882,500	706,000
	3/1/2007	42,746	0	45.85000	3/1/2017	RSU	2009	20,053	474,053
	2/29/2008	21,146	10,572	54.17000	2/28/2018	RSU	2008	8,407	198,741
	2/27/2009	9,366	18,731	5.65000	2/27/2019	RSU	2007	6,940	164,062
	3/1/2010	0	45,576	20.21000	3/1/2020	RSU	2006	3,528	83,402

(1)	Stock option awards associated with each annual grant vest ratably over three years on each anniversary of the grant date.

(2)	For grants in 2007 and beyond, the exercise price of stock options is equal to the closing price on the date of grant. For grants prior to 2007, per the procedures described in the 1999 Long-Term Incentive Plan, the exercise price for these grants was equal to the average of the high and low trading prices on the grant date.

(3)	The following types of stock awards are shown in this table:

(i)	“PSU” refers to performance share units. These units reward achievement of long-term goals over a three-year performance period, vesting at the end of the third fiscal year. They are settled in cash and valued based on the average closing price of Textron common stock for the first ten trading days of the fiscal year following vesting. Further information about these awards can be found in the CD&A.

(ii)	“PCU” refers to performance cash units. These units reward achievement of long-term goals over a three-year performance period, vesting at the end of the third fiscal year. They are settled in cash and each unit earned is valued at $1.00 on the date of payment.

(iii)	“RSU” refers to restricted stock units. RSUs granted in 2008 and prior, vest ratably over three years beginning on the third anniversary of the date of grant. Upon vesting, common stock will be issued to the executive. RSUs granted in 2009 and 2010 are payable in cash and vest ratably over five years, except that the special RSU awards granted to Mr. Donnelly in 2009, consisting of 66,578 units vest ratably over three years. Beginning in 2011, the Committee has determined that RSUs granted to the NEOs will again be settled in stock.

(4)	The market value of RSUs that have not vested as of January 1, 2011 was calculated using the fiscal year-end closing share price of $23.64 multiplied by the number of unvested shares or share units as of that date.

(5)	The market value of PSUs that have not vested as of year-end 2010 was calculated using the fiscal year-end closing share price of $23.64 multiplied by the number of unvested units assuming 100% of the units are earned (prior to the TSR modifier). PSUs granted in 2009 and 2010 vest, to the extent earned, on December 31, 2011 and on December 29, 2012, respectively. The market value of PSUs and PCUs that have not yet vested was calculated assuming that 100% (prior to the TSR modifier) of the units are earned.

Option Exercises and Stock Vested in Fiscal 2010

The following table provides information concerning the vesting of stock, including performance share units and restricted stock units, during Textron’s 2010 fiscal year for each NEO. There were no exercises of stock options by the NEOs during the 2010 fiscal year.

Stock Vested in Fiscal 2010

	Stock Awards
		Number of
	Type of	Shares or Units	Value
	Equity	Acquired on	Realized on
Name	Award(1)	Vesting	Vesting ($)(2)

S. C. Donnelly	PSU	2,611	$63,925
	RSU	79,142	1,620,895

			$1,684,820

F. T. Connor	PSU	N/A	N/A
	RSU	14,000	282,940

			$282,940

J. D. Butler	PSU	922	22,573
	RSU	14,679	294,496

			$317,069

T. O’Donnell	PSU	1,028	25,169
	RSU	15,199	305,005

			$330,174

(1)	“PSU” refers to performance share units, “RSU” refers to restricted stock units as described in more detail in the footnotes to the previous table.

(2)	Valuation methodology is described in the previous table.

Pension Benefits in Fiscal 2010

The table below sets forth information on the pension benefits for the NEOs under each of the Company’s pension plans:

Pension Benefits

					Payments
		Number of Years of		Present Value of	During Last
Name	Plan Name	Credited Service		Accumulated Benefit	Fiscal Year

S. C. Donnelly	TRP	2.50		$33,459	0
	SPP	2.50		211,560	0
	Wrap Around	21.50	(1)	1,530,316	0

	Total			$1,775,335	0

F. T. Connor	TRP	1.42		21,998	0
	SPP (Regular Svc)	1.42		86,920	0
	SPP (Extra Svc)	3.00	(1)	230,653	0

	Total			$339,571	0

J. D. Butler	TRP	13.50		435,314	0
	SPP	13.50		4,752,975	0
	SRP	N/A	(2)	8,202,199	0

	Total			$13,390,488	0

T. O’Donnell	TRP	10.75		367,857	0
	SPP	10.75		3,900,483	0
	SRP	N/A	(2)	9,011,024	0

	Total			$13,279,364	0

(1)	Years of extra service granted to the executive by contract.

(2)	Benefits under the SRP are not based upon years of service but are based upon age.

The plan names and a brief description of each are as follows:

TRP: Textron Retirement Program

Effective January 1, 2007, Textron consolidated its retirement benefits for U.S. salaried and eligible bargained employees into a single program, the Textron Retirement Program. The TRP is designed to be a “floor-offset” arrangement which has two parts. The first is a traditional defined pension benefit which provides a set monthly income (pension) at retirement through a formula based on age, years of service, and annual compensation. The second is a new defined contribution benefit called the Textron Retirement Account Plan. The traditional plan design formula is slightly different than the prior plan as it is no longer integrated with social security. The benefit provided to the participant will be the greater of the traditional pension benefit or the value provided by the Retirement Account Plan. Transition rules between the prior plan design and the new plan design provide that participants who meet certain rules will be grandfathered. This means that their benefit will be calculated under the prior pension formula as well as the new TRP and they will receive the larger amount of the two. Mr. Butler and Mr. O’Donnell meet the grandfathering rules. The TRP is funded and tax qualified.

Benefits under the new defined pension formula are based on one and one-third percent of eligible compensation. Benefits under the prior formula are based on a one percent annual benefit for compensation up to the “covered compensation” level ($48,896 in 2010), plus an additional amount equal to one and one-half percent of eligible compensation in excess of covered compensation. “Eligible Compensation” includes base salary plus annual incentive payments in a given year, up to the 401(a)(17) limit ($245,000 in 2010). The benefit formula is calculated based on eligible employees’ highest consecutive five-year average eligible compensation throughout their career at Textron. Provided an employee meets the five years of qualifying service to become vested in the plan, the accumulated benefit earned during an employee’s career is payable in monthly installments after retirement. While the normal retirement age under the Plan is 65, eligible grandfathered employees can earn a full benefit upon attainment of age 62. Eligible employees who meet defined age and service criteria can retire and begin collecting a reduced benefit as early as age 55. As of January 1, 2011, Mr. Butler and Mr. O’Donnell qualified for a full benefit due to their age and service to Textron.

Under the Retirement Account Plan, Textron makes annual contributions to a participant’s account equal to 2% of eligible compensation up to the 401(a)(17) limit ($245,000 in 2010), and the account balance is adjusted for investment gains and losses. The participant may receive the account in a lump sum or as an actuarially equivalent annuity upon termination of employment at any age. The value of any distribution from the Retirement Account Plan offsets benefits accrued after 2006 under the pension formula.

SPP: Spillover Pension Plan

In 2007, the Supplemental Benefits Plan was amended and renamed the Spillover Pension Plan. Although there are some design changes, the changes do not impact the NEOs who were eligible for this plan prior to January 1, 2007. Federal law limits the annual amount that tax-qualified pension plans may pay. Textron maintains this unfunded Plan to compensate certain Textron executives for pension benefits that would have been earned but for these limitations. The formula for the SPP is the same as the formula for the defined benefit portion of the qualified plan. Eligible compensation components include base salary, annual incentive compensation earned in a given year (paid in a given year, after 2006), and for certain eligible participants, including the current NEOs, except for Mr. Donnelly and Mr. Connor, performance share unit payments. The amount included in the formula equals the total of these components (whether or not deferred), less the 401(a)(17) limit noted above ($245,000 in 2010). Benefits under this plan also vest after five years of qualifying service, and are generally paid under the same age and service requirements as the defined benefit portion of the TRP. This plan is unfunded and not qualified for tax purposes.

In 2008, an appendix was added to this plan for certain designated participants hired on or after January 1, 2008, including Mr. Donnelly, to provide a “Wrap-Around” pension benefit. This appendix will recognize an additional benefit service accrual identified in the offer letter of the designated participant and the resulting calculation will be offset by the prior employer age 65 benefit as described in the offer letter, and any qualified and non-qualified age 65 benefit provided by Textron. Specific to Mr. Donnelly, refer to the CD&A for details on his “Wrap-Around” benefit.

SRP: Supplemental Retirement Plan

Certain executives, as approved individually by the Organization and Compensation Committee, also participate in the Supplemental Retirement Plan for Textron Key Executives, which provides benefits to participants who remain in the employ of Textron until at least age 60. Mr. Butler and Mr. O’Donnell are participants in this plan and both qualify to receive benefits under the plan, which is unfunded and not qualified for tax purposes. The SRP was closed to new entrants in 2008.

Under this plan, participating executives are entitled to receive a pension benefit equal to 50% of their highest consecutive five years of eligible earnings at age 65, reduced by any amounts to which they are entitled under the Textron plans described above and, except as may be provided in individual employment agreements, those of any prior employer. A reduced benefit of between 25% and 45% of their highest consecutive five-year average compensation is earned under this plan for retirement at the ages of 60 to 64, respectively. The definition of eligible compensation for purposes of calculating a benefit under the SRP is the same as the definition of eligible compensation under the SPP as described above, except that eligible compensation under the SRP excludes performance share units awarded after 2005 for participating NEOs.

If a participant in this plan is entitled to receive a retirement benefit under the SPP or any other non-qualified plan that would be subtracted from the benefit under this plan, the amount of the benefit shall be calculated under the SPP but the benefit shall be paid exclusively at the time and in the form provided under this plan, as if the other plan’s benefit were part of the participant’s benefit under this plan, even if the participant is not otherwise eligible to receive any retirement benefit under this plan (for example, because he retired before his benefit under this plan vested or because his benefit under the plan is fully offset by his other plan benefits).

Nonqualified Deferred Compensation

The table below shows the deferred compensation activity for each NEO during 2010 under non-qualified deferred compensation plans maintained by Textron.

Nonqualified Deferred Compensation

		Executive	Registrant	Aggregate	Aggregate	Aggregate
		Contributions in	Contributions in	Earnings in	Withdrawals/	Balance at
Name	Plan Name	Last FY ($)(1)	Last FY ($)(2)	Last FY ($)(3)	Distributions ($)	Last FYE ($)(4)

S.C. Donnelly	Deferred Income Plan	$0	$0	$0	$0	$0
	Spillover Savings Plan	0	37,750	17,676	0	102,976

	Total	$0	$37,750	$17,676	$0	$102,976

F.T. Connor	Deferred Income Plan	0	0	0	0	0
	Spillover Savings Plan	0	27,413	4,866	0	36,342

	Total	$0	$27,413	$4,866	$0	$36,342

J.D. Butler	Deferred Income Plan	0	0	1,205,708	0	15,153,559
	Spillover Savings Plan	0	15,750	33,466	0	168,787

	Total	$0	$15,750	$1,239,174	$0	$15,322,346

T. O’Donnell	Deferred Income Plan	0	0	1,072,055	0	14,038,006
	Spillover Savings Plan	0	14,000	25,966	0	131,798

	Total	$0	$14,000	$1,098,021	$0	$14,169,804

(1)	Represents an elective deferral into the Deferred Income Plan for Textron Executives (the “DIP”) as described below. Executives who choose to voluntarily defer a portion of their income into the DIP have reduced their cash compensation in the year of payment in exchange for an unsecured promise by the Company to pay the principal and any earnings to the executive upon the executive’s termination. The Plan provides certain distribution elections to receive DIP balances upon termination, but in no case can distributions begin until six months have elapsed since the end of the executive’s employment (in accordance with Section 409A).

(2)	The amounts shown in this column include contributions made by Textron into each executive’s notional deferred income account in the Textron Spillover Savings Plan (the “SSP”) in 2010. As per plan provisions, Textron provides a 10% match on any voluntary deferral into the Textron stock unit account. These amounts also include contributions to the Spillover Savings Plan (SSP), which are also reported in the “All Other Compensation” column in the Summary Compensation table.

(3)	The amounts in this column reflect aggregate earnings during the fiscal year on amounts accrued in the participants’ accounts under the DIP and the SSP, if applicable, based upon the terms of each plan, as described below. To the extent the credited rate exceeds 120% of the long-term Applicable Federal Rate, such earnings are considered “above-market earnings”; in this case, the amount of these earnings that are considered above-market are also reported in the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column in the Summary Compensation Table. The amount of above-market interest attributable to each executive is as follows: $100,598 for Mr. Butler and $118,185 for Mr. O’Donnell.

(4)	Of these balances, the following amounts were reported in Summary Compensation Tables in prior-year proxy statements beginning with the 2007 proxy statement (for fiscal 2006): Mr. Donnelly $40,548, Mr. Connor $2,894, Mr. Butler $772,930, and Mr. O’Donnell $1,955,353. The amounts in the preceding sentence do not include: (i) amounts deferred prior to fiscal 2006, and (ii) deferrals of certain cash-settled stock unit awards, all of which are reflected in the aggregate balances shown above. This information is provided to clarify the extent to which amounts payable as deferred compensation represent compensation reported in our prior proxy statements, rather than additional currently earned compensation.

The plan names and a brief description of each are as follows:

DIP: Deferred Income Plan for Textron Executives

NEOs deferring compensation into this plan have forgone current compensation in exchange for an unsecured promise from the Company to pay the deferred amount after employment ends. NEOs can defer up to 25% of base salary and up to 80% of certain other cash compensation including Annual IC and long-term incentive distributions settled in cash. The “principal” amount that is deferred can be credited with either a Moody’s-based interest rate or a rate of return that approximates the return on investment for a share of Textron common stock, including dividend equivalents, based upon the elections made annually by each NEO. The interest rates applicable to the Moody’s account are either the Moody’s Rate or a “Moody’s Plus” rate. The Moody’s rate is the average Moody’s Corporate Bond Yield Index as published by Moody’s Investors Service, Inc. The compounded Moody’s yield for 2010 was 5.48%, which was applied to all deferrals made subsequent to December 31, 2001. For DIP participant deferrals made prior to January 1988, the rate will be either the Moody’s rate plus 3%, but not less than 11%, (the “Moody’s Plus” rate) or the Moody’s rate but not less than 8%, and for deferrals made from January 1988 through December 2001, the rate will be either the Moody’s rate plus 2%, but not less than 10% (the “Moody’s Plus” rate), or the Moody’s rate, but not less than 8%. The applicable rates depend on the circumstances under which Textron employment ends. Textron makes a matching contribution in the NEO’s stock unit account equal to 10% of any elective deferred income allocated initially by the NEO to the stock unit account.

Per the DIP plan document, the earnings on the Moody’s account balance will be credited using the Moody’s Plus rate if Textron employment ends (i) at or after age 62 (other than for less than acceptable performance or by reason of death); (ii) as a result of total disability as defined under the Textron Master Retirement Plan; or (iii) under other circumstances approved in writing by Textron’s Chief Executive Officer and Chief Human Resources Officer.

SSP: Textron Spillover Savings Plan

This plan makes up for forgone company match into the tax-qualified Textron Savings Plan because of federal compensation limits, and as a result of deferring income under the Deferred Income Plan for Textron Executives (DIP). NEO contributions to the qualified savings plan are capped at 10% of eligible compensation up to the 401(a)(17) limit ($245,000 in 2010) due to federal limits. Contributions under the Spillover Savings Plan are in the form of unfunded book-entry accounts credited as stock units, which earn dividend equivalents, which are reinvested into stock units.

Potential Payments Upon Termination or Change in Control

The discussion and tables below reflect the amount of compensation that would become payable to each of the NEOs, under existing plans and arrangements if the named executive’s employment had terminated on December 31, 2010, the last business day of Textron’s 2010 fiscal year. Information is provided with respect to the following termination scenarios — voluntary, for cause, not for cause, change in control, death, disability or retirement, and is based upon the named executive’s compensation and service levels as of such date and, if applicable, based on the Company’s closing stock price on that date.

In addition, in connection with any actual termination of employment, the Company may determine to enter into an agreement or to establish an arrangement providing additional benefits or amounts, or altering the terms of benefits described below, consistent with the terms of employment contracts and as the Organization and Compensation Committee believes appropriate. The actual amounts that would be paid upon a NEO’s termination of employment can be determined only at the time of such executive’s separation from the Company. Due to the number of factors that affect the nature and amount of any benefits provided upon the events discussed below, any actual amounts paid or distributed may be higher or lower than reported below. Factors that could affect these amounts include the timing during the year of any such event, the Company’s share price and the executive’s age. In connection with certain terminations of employment, the executive would be required to execute a release of claims and comply with noncompetition provisions to receive all of the benefits provided by his employment agreement.

Mr. O’Donnell and Mr. Butler have employment contracts with Textron that provide for a three-year initial term, with successive one-year renewal provisions. Also, the contracts provide for specified levels of severance protection based on the reason for termination, including change in control, irrespective of the remaining term of the agreement. The contracts provide excise tax protection, subject to certain conditions, for change in control terminations. Mr. Donnelly does not have an employment agreement with Textron for a specific term, however his letter agreement with the Company provides similar separation benefits and excise tax protection in the event of his involuntary termination without cause or termination for good reason. Mr. Connor has only the severance benefits provided by the Textron Inc. Severance Plan for Key Executives.

Mr. O’Donnell’s and Mr. Butler’s contracts and Mr. Donnelly’s letter agreement with the Company (collectively, the “NEO’s Contracts”) provide that base salary will not be reduced and the officers will remain eligible for participation in Textron’s executive compensation and benefit plans during the term of the contracts. As permitted by his employment contract with Textron, Mr. O’Donnell remains a partner of the Washington, D.C. law firm, Williams & Connolly LLP, which has provided legal services to Textron for over thirty years. Mr. O’Donnell does not receive any share in firm income resulting from services provided by the firm to Textron. The Nominating and Corporate Governance Committee annually reviews Textron’s relationship with Williams & Connolly.

Payments Made Upon a Voluntary Termination by an Executive.

Voluntary termination occurs when the NEO leaves the Company at his own will (e.g., voluntary resignation). Upon a voluntary termination executives are entitled only to their accrued obligations. Additionally, those executives that are retirement eligible or early-retirement eligible (defined as the attainment of one of the following conditions, per the Textron Master Retirement Plan (qualified pension plan): (i) age 60; (ii) 20 years of service to Textron; or (iii) age 55 with at least 10 years of service to Textron) as of December 31, 2010 (Mr. Butler and Mr. O’Donnell) would be entitled to the following:

•	Treatment of Long-Term Incentive Awards:

•	Restricted stock units outstanding for six months or more will be subject to pro-rata vesting acceleration through the termination date

•	Performance share units outstanding for twelve months or more will be subject to pro-rata vesting through the termination date, with payment based on actual performance

•	Performance cash units will be subject to pro-rata vesting through the termination date, with payment based on actual performance

•	Unvested stock options shall continue to vest per their normal vesting schedule for a period of 36 months after termination

Payments Made Upon a Termination “for Cause” by the Company.

A “for cause” termination occurs when a NEO is separated from Textron after engaging in one or more activities specified in the NEO’s employment contract, including, but not limited to: (i) conviction of, or pleading nolo contendere or guilty to, a felony (other than a traffic infraction or a crime involving vicarious liability under certain circumstances), (ii) willful misrepresentation, fraud or dishonesty for personal enrichment at the expense of Textron, (iii) willful misconduct or behavior, willful violation of the Company’s Business Conduct Guidelines, or breach of the NEO’s fiduciary duties, in each case, that results in material harm to Textron, or (iv) any other material breach of the employment contract. Upon a termination “for cause,” executives are entitled only to their accrued obligations.

Payments Made Upon a “Not for Cause” Termination by the Company or by an Executive for “Good Reason.”

•	Mr. Donnelly, Mr. Butler and Mr. O’Donnell

A “not for cause” termination (also called “involuntary termination”) occurs when employment ends either at the initiation of Textron, but without circumstances that would indicate a “for cause” situation, or at the initiation of the executive for “Good Reason.” Under each of the NEO’s Contracts, “Good Reason” generally means the occurrence of one or more of the following: (i) the assignment to the NEO of duties that are materially inconsistent with his position, (ii) the material reduction of the NEO’s position (including, for purposes of the employment contract with Mr. O’Donnell as a result of Textron having become a subsidiary of another entity and the executive no longer serving in his current position for the ultimate parent entity), (iii) the forced relocation of the NEO’s principal office, (iv) a reduction in the NEO’s salary or other benefits, (v) the failure of the Company to deliver to the employee a satisfactory written agreement from any successor to the Company to assume and agree to perform under the employment contract, or (vi) other material breach by Textron of the employment contract. Upon a termination “not for cause,” or for “Good Reason,” Mr. Donnelly, Mr. O’Donnell and Mr. Butler are entitled to their accrued obligations as well as the following:

•	Cash Severance Benefit Comprised of:

•	Two times the sum of (i) base salary and (ii) the greater of (a) the termination year target annual cash incentive compensation and (b) for Mr. Donnelly and Mr. Butler, the average annual cash incentive compensation earned during the last three fiscal years, or, for Mr. O’Donnell, an amount equal to the multiple of target earned in the prior year times his current year’s target annual incentive compensation

•	A pro-rated annual cash incentive compensation payment (based on actual performance) for the year of termination

•	Treatment of Long-Term Incentive Awards (including any early retirement or retirement benefits described above for those eligible individuals):

•	Outstanding restricted stock units for Mr. Butler and Mr. O’Donnell will be subject to pro-rata vesting acceleration through the termination date

•	Unvested stock options for Mr. Donnelly and Mr. Butler will be subject to full vesting acceleration for that portion of the awards that would have vested within two years after termination

•	To the extent not accelerated as provided above, unvested stock options for Mr. Butler and Mr. O’Donnell will continue to vest per their normal vesting schedule for a period of 36 months after termination because they are eligible for early retirement and retirement, respectively

•	Performance share units and performance cash units will be subject to pro-rata vesting through the termination date

•	Benefits Under Pension and Nonqualified Deferred Compensation Plans:

•	For Mr. Donnelly and Mr. Butler, credit for an additional two and one half years of age and service and compensation under all defined benefit-type retirement plans (including the Supplemental Retirement Plan and Spillover Pension Plan)

•	For Mr. Donnelly and Mr. Butler, accounts in the Deferred Income Plan will be subject to full vesting acceleration

•	For Mr. Donnelly and Mr. Butler, a payment equal to two times the amount of maximum Company annual contribution or match to any defined contribution-type plan in which the executive participates

•	Mr. Butler would also be entitled to enhanced early retirement benefits under the Supplemental Retirement Plan

•	Continuation of Insurance Coverage:

•	For Mr. Donnelly and Mr. Butler, continued coverage (or the cash equivalent thereof) for two years under the Company’s term life insurance and long-term disability insurance plans, and, to the extent eligible on the date of termination, under the survivor benefit, accidental death and dismemberment insurance and dependent life insurance plans

•	Except for Mr. Donnelly who is not yet eligible for retirement, coverage under retiree health and welfare plans on the same terms that apply to other salaried retirees (Mr. O’Donnell is entitled to Company paid COBRA coverage for 18 months)

•	Mr. Connor

The Key Executive Severance Plan, in which Mr. Connor participates, provides severance pay for involuntary termination only if the executive signs a release provided in and required by the plan document. This severance pay is equal to the sum of: (i) Mr. Connor’s annual rate of base salary at the date of severance, and (ii) the larger of (a) the average of his three most recent actual awards of annual incentive compensation (whether or not deferred) and (b) his current target incentive compensation under the annual incentive compensation plan.

Payments Made Upon a Termination in Connection with a “Change in Control.”

•	Mr. Donnelly, Mr. Butler and Mr. O’Donnell

A “change in control” termination would occur if Mr. Donnelly, Mr. Butler or Mr. O’Donnell experiences a “not for cause” termination during the period beginning 180 days before a change in control and ending on the second anniversary of the change in control. For purposes of each of the NEO’s Contracts, a “change in control” generally means the occurrence of any of the following events: (i) any person unrelated to Textron acquires more than 30% of Textron’s then outstanding voting stock, (ii) a majority of the members of Board of Directors are replaced in any two-year period other than in specific circumstances, (iii) the consummation of a merger or consolidation of Textron with any other corporation, other than a merger or consolidation in which the Textron’s voting securities outstanding immediately prior to such merger or consolidation continue to represent at least 50% of the combined voting securities of Textron or such surviving entity immediately after such merger or consolidation, or (iv) shareholder approval of an agreement for the sale or disposition of all or substantially all of Textron’s assets or a plan of complete liquidation. Upon a termination in connection with a “change in control,” Mr. Donnelly, Mr. Butler and Mr. O’Donnell are entitled to their accrued obligations as well as the following:

•	Cash Severance Benefit Comprised of:

•	Three times base salary

•	Pro-rated portion of the greater of (i) the termination year target annual cash incentive compensation and (ii) the prior year annual cash incentive compensation

•	Three times the greater of (i) the highest annual cash incentive compensation (or the average annual cash incentive compensation for Mr. Donnelly and Mr. Butler) over the three years prior to the earlier of the change of control or the termination and (ii) the termination year target annual cash incentive compensation

•	Treatment of Long-Term Incentive Awards:

•	Outstanding unvested stock options, performance share units and restricted stock units for each of the NEOs will be subject to immediate and full vesting acceleration as of the termination date; PSUs and PCUs granted in 2009 and 2010 will be paid based on actual performance through the change in control

•	Benefits Under Pension and Nonqualified Deferred Compensation Plans:

•	Full vesting and credit for an additional three years of age and service and compensation under all defined benefit-type retirement plans (including the Supplemental Retirement Plan and Spillover Pension Plan)

•	Full vesting acceleration under the Deferred Income Plan and Spillover Savings Plan

•	A payment equal to three times the amount of maximum Company annual contribution or match to any defined contribution-type plan in which the executive participates

•	Mr. Butler would also be entitled to enhanced early retirement benefits under the Supplemental Retirement Plan

•	Continuation of Insurance Coverage:

•	Continued coverage (or the cash equivalent thereof) for three years under the Company’s term life insurance and long-term disability insurance plans, and, to the extent eligible on the date of termination, under the survivor benefit, accidental death and dismemberment insurance and dependent life insurance plans

•	Except for Mr. Donnelly, who is not yet eligible for retirement, coverage under the Company’s retiree health and welfare plans on the same terms that apply to other salaried retirees

•	Additional Perquisites: Outplacement assistance for up to one year following termination

•	Tax Gross-Up Payment: Subject to certain conditions, the Company would gross-up severance payments to cover the executive’s excise taxes determined in accordance with Section 280G of the Internal Revenue Code.

•	Mr. Connor

The Key Executive Severance Plan, in which Mr. Connor participates, provides severance pay and severance benefits in the event of a change of control only if the executive signs a release provided in and required by the plan document. The severance pay is equal to the sum of: (i) Mr. Connor’s annual rate of base salary at the date of severance, and (ii) the larger of (a) the average of his three most recent actual awards of annual incentive compensation (whether or not deferred) and (b) his current target incentive compensation under the annual incentive compensation plan. In addition, severance benefits (medical and dental) are provided by Textron, at its sole cost to the executive and to his dependents, on terms which are not less favorable to them than the terms existing immediately before severance. Such severance benefits shall be continued for eighteen months following severance (or, if less, until the executive or dependent obtains comparable coverage under another employer’s plan or Medicare).

In addition, in the event of a change of control, Mr. Connor would receive (i) full vesting acceleration under the Deferred Income Plan, Spillover Pension Plan and Spillover Savings Plan and (ii) full vesting of all long-term incentive awards which would be payable in the same manner as the other NEOs.

Payments Made Upon a Termination in Connection with Death, Disability or Retirement.

Upon a termination in connection with death, disability or due to retirement at or after the executive’s attainment of age 65, executives are entitled to their accrued obligations as well as the following:

•	Cash Benefit Comprised of:

•	For Mr. Butler, upon a termination due to disability, a payment equal to three times his target annual cash incentive compensation for the termination year and continued base salary (reduced by disability benefits) for two years

•	For Mr. O’Donnell, upon a termination due to disability before becoming eligible for the Company’s disability benefits program, base salary continuation during the period from termination until he becomes eligible for such benefits

•	For Mr. Butler and Mr. O’Donnell, upon the executive’s death while employed by Textron, a payment to their beneficiaries equal to three times base salary under the Survivor Benefit Plan

•	Treatment of Long-Term Incentive Awards:

•	For all NEOs, upon a termination due to disability or death, all RSUs outstanding for at least six months will vest pro-rata, outstanding stock options will vest in full, and PSUs and PCUs outstanding for at least twelve months will vest pro-rata

•	Benefits Under Pension and Nonqualified Deferred Compensation Plans:

•	Full vesting of benefits under the Textron Savings Plan, Spillover Savings Plan, Deferred Income Plan and Retirement Account Plan upon disability or death

•	For the Deferred Income Plan, Mr. Butler would receive the same benefits following termination due to disability as he would for termination without cause (described above), and would receive enhanced early retirement benefits upon his death.

•	Continuation of Insurance Coverage. Mr. Butler would receive the same benefits following termination due to disability as he would for termination without cause (described above).

The following tables show potential payment to our continuing NEOs under existing agreements, plans or other arrangements, for various scenarios involving a change in control or termination of employment of each of our NEOs, assuming the termination date to be December 31, 2010, and, where applicable, using the closing price of our common stock of $23.64 (as reported on the New York Stock Exchange on December 31, 2010, the last trading day of our fiscal year).

Mr. Donnelly

					Not for	Change In
Type of Compensation	Voluntary(1)	Disability	Death	For Cause	Cause	Control

Annual Incentive/Severance	$1,767,600	$1,767,600	$1,767,600	$0	$6,167,600	$7,800,000
RSUs settled in stock or cash	0	3,968,290	3,968,290	0	0	6,657,229
Stock Options	0	2,620,535	2,620,535	0	2,351,164	2,620,535
Cash settlement of PSUs and PCUs(2)	2,022,356	5,396,022	5,396,022	0	6,054,429	9,257,639
Cash settlement of Deferred Income Plan	0	0	0	0	0	0
Pension benefit(3)	0	1,530,316	1,713,666	0	0	3,252,557
Savings Plan benefit	141,727	263,283	263,283	141,727	141,727	263,283
Other benefits(4)	0	0	0	0	118,596	307,894
Survivor Death Benefit	0	0	0	0	0	0
Tax gross-up	0	0	0	0	0	8,916,514

Sub-Total	$3,931,683	$15,546,046	$15,729,396	$141,727	$14,833,516	$39,075,651
Less: accumulated deferred income plan and vested pension and savings plan benefits	(141,727)	(141,727)	(141,727)	(141,727)	(141,727)	(141,727)

Amount Triggered due to Termination	$3,789,956	$15,404,319	$15,587,669	$0	$14,691,789	$38,933,924

Mr. Connor
					Not for	Change In
Type of Compensation	Voluntary(1)	Disability	Death	For Cause	Cause	Control

Annual Incentive/Severance	$939,038	$939,038	$939,038	$0	$2,326,538	$2,326,538
RSUs settled in stock or cash	0	909,735	909,735	0	0	2,059,682
Stock Options	0	1,031,890	1,031,890	0	0	1,031,890
Cash settlement of PSUs and PCUs(2)	0	1,786,342	1,786,342	0	1,786,342	3,102,446
Cash settlement of Deferred Income Plan	0	0	0	0	0	0
Pension benefit(3)	0	0	0	0	0	122,699
Savings Plan benefit	60,118	123,924	123,924	60,118	60,118	123,924
Other benefits(4)	0	0	0	0	0	19,229
Survivor Death Benefit	0	0	0	0	0	0
Tax gross-up	0	0	0	0	0	0

Sub-Total	$999,156	$4,790,929	$4,790,929	$60,118	$4,172,998	$8,786,408
Less: accumulated deferred income plan and vested pension and savings plan benefits	(60,118)	(60,118)	(60,118)	(60,118)	(60,118)	(60,118)

Amount Triggered due to Termination	$939,038	$4,730,811	$4,730,811	$0	$4,112,880	$8,726,290

Mr. Butler
					Not for	Change In
Type of Compensation	Voluntary(1)	Disability	Death	For Cause	Cause	Control

Annual Incentive/Severance	$536,172	$2,748,172	$536,172	$0	$2,527,539	$3,361,607
RSUs settled in stock or cash	772,234	772,234	772,234	0	772,234	1,208,894
Stock Options	615,968	615,968	615,968	615,968	615,968	615,968
Cash settlement of PSUs and PCUs(2)	1,364,468	1,364,468	1,364,468	0	1,364,468	2,032,096
Cash settlement of Deferred Income Plan	15,153,559	15,153,559	15,153,559	15,153,559	15,153,559	15,153,559
Pension benefit(3)	12,191,647	13,883,006	7,516,086	12,191,647	14,841,986	14,313,098
Savings Plan benefit	649,106	649,106	649,106	649,106	649,106	649,106
Other benefits(4)	0	70,316	0	0	71,048	196,572
Survivor Death Benefit	409,922	409,922	1,680,000	0	409,922	409,922
Tax gross-up	0	0	0	0	0	0

Sub-Total	$31,693,076	$35,666,751	$28,287,593	$27,994,312	$36,405,830	$37,940,822
Less: accumulated deferred income plan and vested pension and savings plan benefits	(27,994,312)	(27,994,312)	(27,994,312)	(27,994,312)	(27,994,312)	(27,994,312)

Amount Triggered due to Termination	$3,698,764	$7,672,439	$293,281	$0	$8,411,518	$9,946,510

Mr. O’Donnell

					Not for	Change In
Type of Compensation	Voluntary(1)	Disability	Death	For Cause	Cause	Control

Annual Incentive/Severance	$502,661	$502,661	$502,661	$0	$2,254,954	$4,125,161
RSUs settled in stock or cash	836,743	836,743	836,743	0	836,743	1,319,851
Stock Options	747,199	747,199	747,199	0	747,199	747,199
Cash settlement of PSUs and PCUs(2)	1,521,975	1,521,975	1,521,975	0	1,521,975	2,243,751
Cash settlement of Deferred Income Plan	14,038,006	14,038,006	14,038,006	13,948,510	14,038,006	14,038,006
Pension benefit(3)	13,279,365	13,279,365	6,554,550	13,279,365	13,279,365	12,327,168
Savings Plan benefit	542,121	542,121	542,121	542,121	542,121	542,121
Other benefits(4)	0	0	0	0	11,739	195,899
Survivor Death Benefit	439,956	439,956	1,575,000	0	439,956	439,956
Tax gross-up	0	0	0	0	0	0

Sub-Total	$31,908,026	$31,908,026	$26,318,255	$27,769,996	$33,672,058	$35,979,112
Less: accumulated deferred income plan and vested pension and savings plan benefits	(27,769,996)	(27,769,996)	(27,769,996)	(27,769,996)	(27,769,996)	(27,769,996)

Amount Triggered due to Termination	$4,138,030	$4,138,030	$0	$0	$5,902,062	$8,209,116

(1)	Mr. Butler and Mr. O’Donnell were eligible for early-retirement and retirement, respectively, due to their age and service with the Company as of January 1, 2011, while Mr. Donnelly and Mr. Connor are not yet early-retirement eligible; as such, in each case, the benefits included in the “voluntary” column in the tables above are reflective of the benefits that would be payable to these executives if “retirement” had occurred on December 31, 2010.

(2)	Potential PSU and PCU payouts have been calculated assuming that the 2009-2011 PSU and PCU cycles will be paid at 99.43% of target, and the 2010-2012 PSU cycle at 107.78% of target. These figures are based on actual Company performance against goals for 2009 and 2010, and target Company performance against goals for 2011. In addition, the figures assume median total shareholder return.

(3)	Potential pension benefits have been calculated assuming (a) a discount rate of 5.75%; (b) a normal retirement age of 65 for all NEOs; and (c) the election by each NEO of a 50% Joint & Survivor annuity which provides benefits to the NEO’s surviving spouse upon the NEO’s death equal to 50% of the benefit otherwise paid to the NEO.

(4)	Includes (a) health and welfare benefits for each NEO, and (b) outplacement assistance for one year (administrative assistant, office space, office equipment) for Mr. Donnelly, Mr. Butler, and Mr. O’Donnell under the “Change In Control” scenario.

Equity Compensation Plan Information

The following table sets forth as of the end of Textron’s 2010 fiscal year for all Textron compensation plans previously approved by shareholders (a) the number of securities to be issued upon the exercise of outstanding options, warrants and rights, (b) the weighted-average exercise price of the outstanding options, warrants and rights, and (c) the number of securities remaining available for future issuance under the plans other than securities to be issued upon the exercise of the outstanding options, warrants and rights. There are no compensation plans not previously approved by shareholders.

	(a)	(b)	(c)
Number of Securities
	Number of		Remaining Available for
	Securities to be		Future Issuance Under
	Issued Upon	Weighted-Average	Equity Compensation
	Exercise of	Exercise Price of	Plans (Excluding
	Outstanding Options,	Outstanding Options,	Securities Reflected in
Plan category	Warrants and Rights	Warrants and Rights	Column (a))

Equity compensation plans approved by shareholders	7,688,000 (1)	$28.15	14,211,000
Equity compensation plans not approved by shareholders	N/A	N/A	N/A
Total	7,688,000	$28.15	14,211,000

(1)	Includes 796,352 unvested shares that may be issued under previously granted restricted stock units.

Evaluation of Risk in Compensation Plans

In addition to the Company’s incentive compensation arrangements applicable to senior executives throughout the enterprise, the Company’s business units maintain incentive compensation plans and programs in which business unit employees below the senior executive level participate (such as sales incentive plans and incentive programs linked to safety and customer service, etc.). Textron’s management reviews these business unit incentive compensation plans and programs as they relate to risk management practices and risk-taking incentives.

Transactions with Related Persons

Since the beginning of Textron’s 2010 fiscal year, there have been no transactions and there are no currently proposed transactions, in which Textron was or is to be a participant and the amount involved exceeds $120,000 and in which any related person had or will have a direct or indirect material interest, except that on November 1, 2007, Wooster Capital, LLC, which is wholly-owned by Mr. Ford, one of our directors, entered into an agreement to purchase a 6.25% interest in a Cessna Sovereign from CitationAir (formerly Citation Shares), a Textron company. The Agreement, pursuant to which Wooster Capital paid $975,290 upon signing, is for a five year term and provides for monthly fuel payments which are reconciled annually with actual expenses incurred; during 2010 the payments totaled $332,471 and during 2011, the payments will be $27,936 per month, with a reconciliation for actual expenses at year end.

Under Textron’s Corporate Governance Guidelines and Policies, all related party transactions are subject to approval or ratification by the Nominating and Corporate Governance Committee. Related party transactions, referred to as “Interested Transactions with Related Parties” under the Guidelines, are generally defined as any transaction, arrangement or relationship or series of similar transactions, arrangements or relationships (including any indebtedness or guarantee of indebtedness) where the Company is a participant, in which the aggregate amount involved since the beginning of the Company’s last fiscal year exceeds or is expected to exceed $100,000 and an executive officer, director, nominee or greater than 5% beneficial holder or immediate family member of any of the foregoing has or will have a direct or indirect interest (other than solely as a result of being a director or a less than 10% beneficial owner of another entity). In determining whether to approve or ratify such a transaction, the committee takes into account, among other factors it deems appropriate, whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related person’s interest in the transaction.

ADVISORY VOTE ON EXECUTIVE COMPENSATION

Textron’s shareholders are entitled to an advisory (nonbinding) vote to approve the compensation of our named executive officers as disclosed in this proxy statement. This “say on pay” vote is required by Section 14A of the Exchange Act which was recently enacted as part of the Dodd-Frank Wall Street Reform and Consumer Protection Act (“Dodd-Frank Act”). Pursuant to the Dodd-Frank Act, the vote is advisory only, and it is not binding on Textron or on our Board of Directors. Although the vote is non-binding, the Organization and Compensation Committee and the Board will carefully consider the outcome of the vote when making future compensation decisions.

As described in the Compensation Discussion and Analysis section of this proxy statement, Textron’s executive compensation policies are designed to link executive compensation tightly to the Company’s long-term performance, both in absolute terms and relative to the market. Textron’s principal executive compensation policies include:

•	Incentivizing management to deliver superior Company performance by basing both annual and long-term incentive compensation on performance goals key to the Company’s financial success;

•	Providing balanced motivation between short- and long-term performance by varying performance periods and vesting periods of incentive programs;

•	Motivating executives to produce strong and sustained financial performance for the long-term benefit of shareholders by including an equity component in the compensation program and maintaining stock ownership requirements and hedging restrictions for senior executives;

•	Establishing market competitive compensation levels by benchmarking its senior executive compensation against a peer group recommended by its independent compensation consultant and generally targeting senior executive compensation at the median of this group; and

•	Maintaining a compensation structure that provides an increased portion of compensation at-risk for more senior positions, while mitigating incentives to make overly risky decisions.

The Organization and Compensation Committee regularly reviews Textron’s executive compensation policies to keep pace with evolving best practices and in recent years has made a series of changes, including:

•	In response to the economic circumstances of 2009, reducing long-term incentive target compensation for senior executives by 20 percent and introducing performance cash units which are linked to financial performance and not directly leveraged on stock price, thereby mitigating excessive pay-outs;

•	Eliminating certain perquisites;

•	Foregoing formal employment contracts for new executive officers in order to, among other things, eliminate individual termination protection for new executives;

•	Prohibiting future agreements to gross-up executives for taxes; and

•	Reducing incentive award complexity.

Textron’s Board of Directors believes that the Company’s executive compensation program is working to align management’s interests with those of our shareholders’ to support long-term value creation. Accordingly, Textron shareholders are being asked to vote “FOR” the following advisory resolution at the annual meeting:

“RESOLVED, that the shareholders approve the Company’s compensation of its named executives officers, as disclosed in the Proxy Statement for the 2011 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis and the compensation tables regarding named executive officer compensation, together with the accompanying narrative disclosure.”

Recommendation of the Board of Directors

The Board of Directors recommends that you vote “FOR” the resolution approving the Company’s executive compensation (Item 5 on the proxy card).

FREQUENCY OF ADVISORY VOTE ON EXECUTIVE COMPENSATION

Under the Dodd-Frank Act, Textron’s shareholders are entitled to vote regarding whether the shareholder advisory vote on executive compensation as required by Section 14A of the Exchange Act (and as described above) should occur every one, two or three years. Pursuant to the Dodd-Frank Act, the vote on the frequency of the “say on pay” vote is advisory only, and it is not binding on Textron or on our Board of Directors. Although the vote is non-binding, the Organization and Compensation Committee and the Board will carefully consider the outcome of the vote when determining the frequency of future say on pay shareholder advisory votes.

After careful consideration, the Board has determined that an advisory vote on executive compensation that occurs every year is the most appropriate alternative for Textron at this time, and therefore the Board recommends that you vote for a one-year interval for the advisory vote on executive compensation.

In formulating its recommendation, the Board considered that an annual advisory vote on executive compensation will allow Textron’s shareholders to provide us with their direct input on our compensation philosophy, policies and practices as disclosed in the proxy statement each year. We understand that Textron’s shareholders may have different views as to what is the best approach for Textron, and we look forward to hearing from our shareholders as to their preferences on the frequency of an advisory vote on executive compensation.

Although the Board recommends a “say-on-pay” vote every year, shareholders are not voting to approve or disapprove of the Board’s recommendation. Shareholders will be able to specify one of four choices for this proposal on the proxy card: one year, two years, three years or abstain.

Recommendation of the Board of Directors

The Board of Directors recommends that you vote for the frequency of “1 YEAR” (Item 6 on the proxy card).

APPROVAL OF AMENDMENT TO RESTATED CERTIFICATE OF INCORPORATION GRANTING TO HOLDERS OF NOT LESS THAN 25% OF THE COMPANY’S SHARES THE RIGHT TO CALL A SPECIAL MEETING OF SHAREHOLDERS

The Board is proposing, for approval by our shareholders, an amendment (the “Amendment”) to the Company’s Restated Certificate of Incorporation to allow holders of not less than 25% of the Company’s outstanding shares of common stock the right to call a special meeting of shareholders, subject to certain limitations and procedures described below.

Our Current Special Meeting Provision

Our Restated Certificate of Incorporation does not currently provide for any shareholder right to call a special meeting, and our Amended and Restated By-Laws only allow special meetings of shareholders to be called by the Chief Executive Officer or by order of the Board of Directors. As a result, shareholders do not presently have the right or ability to call a special meeting of the shareholders.

The Proposed Amendment

The Nominating and Corporate Governance Committee, as well as the Board, have carefully considered the implications of amending our Restated Certificate of Incorporation to allow shareholders to call a special meeting of the shareholders and have determined that the Amendment is advisable and in the best interest of the Company and its shareholders.

The Board recognizes that providing for a shareholder right to call special meetings is consistent with best corporate governance practices, however, the Board believes that special meetings of shareholders should be extraordinary events that are held only when fiduciary obligations or strategic concerns require that the matters to be addressed not be delayed until the next annual meeting. Moreover, because special meetings are expensive for the Company and potentially disruptive to its normal business operations, the Board believes that a small minority of shareholders should not be entitled to utilize the mechanism of special meetings for their own interests, which may not be shared by the majority of shareholders of the Company. Likewise, the Board believes that only shareholders with a long-term interest in the Company should be entitled to utilize the special meeting mechanism. In light of these considerations, the Board believes that establishing an ownership threshold of 25%, along with a minimum one year holding period and certain procedural requirements and limitations, in order for shareholders to call a special meeting achieves a reasonable balance between enhancing shareholder rights and adequately protecting shareholder interests.

The Board has adopted resolutions approving and declaring the advisability of adopting the Amendment, subject to shareholder approval. The Amendment, if adopted, would amend Article SEVENTH of the Restated Certificate of Incorporation to allow shareholders that own of record, and have owned for at least a one year period, not less than 25% of the outstanding shares of common stock of the Company the right, subject to certain limitations and procedures set forth in our Amended and Restated By-Laws, to require the Corporate Secretary of the Company to call a special meeting of the shareholders. A copy of the Amendment is attached as Appendix A to this proxy statement. The Amendment would not amend any other provisions of our Restated Certificate of Incorporation.

The By-Law Limitations and Procedures

The Board has adopted resolutions approving a corresponding amendment to Section 2.03 of our Amended and Restated By-Laws (the “By-Law Amendment”) which would become effective upon shareholder approval of the Amendment. The By-Law Amendment would establish the procedures by which shareholders may require the Corporate Secretary to call a special meeting. The By-Law Amendment would impose certain procedural requirements on shareholders requesting such a meeting (including the provision of the same information required for shareholder proposals at annual meetings under our advance notice by-law provisions). The By-Law Amendment would also impose qualifications designed to prevent duplicative and unnecessary meetings by eliminating proposals that:

•	are not proper subjects for shareholder action under, or involve a violation of, applicable law;

•	are received during the period beginning 90 days prior to the anniversary of the prior annual meeting of shareholders and ending on the date of the next annual meeting of shareholders;

•	are substantially similar to another item, other than the election of directors, that was presented at a meeting of shareholders held within the prior 12 months, as determined in good faith by the Board; or

•	are substantially similar to another item that is included in our notice as an item of business to be brought before a shareholder meeting that has been called but not yet held or that is called for a date within 90 days of the receipt of the request, as determined in good faith by the Board.

The By-Law Amendment would provide that a special meeting must be called within 90 calendar days after the receipt by the Corporate Secretary of valid requests by holders of the requisite number of shares.

Effectiveness of the Amendment

If the Amendment is approved by the shareholders, then the Amendment will become effective upon it being filed with the Secretary of State of the State of Delaware, which the Company intends to do promptly following action by shareholders at the 2011 annual meeting. If the Amendment is not approved by the requisite vote, then the Amendment will not be filed with the Secretary of State of the State of Delaware, the By-Law Amendment would not become effective, and our shareholders would not have the ability to call a special meeting of shareholders.

Recommendation of the Board of Directors

The Board of Directors recommends that you vote “FOR” the proposed amendment to our Restated Certificate of Incorporation granting to holders of not less than 25% of the Company’s shares the right to call a special meeting of shareholders (Item 7 on the proxy card).

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM

The Audit Committee has appointed the firm of Ernst & Young LLP to audit Textron’s consolidated financial statements for 2010, but as a matter of good corporate governance the Board is asking shareholders to ratify that appointment of Ernst & Young LLP as independent registered public accounting firm for 2011. If shareholders do not ratify the appointment, the Audit Committee will reconsider its selection. A representative or representatives of Ernst & Young LLP will be present at the annual meeting, will have the opportunity to make a statement and will be available to respond to appropriate questions.

Fees to Independent Auditors

The following table presents fees billed for professional services rendered by Ernst & Young LLP for the audit of Textron’s annual financial statements, the reviews of the financial statements in Textron’s Forms 10-Q, and other services in connection with statutory and regulatory filings and engagements for 2009 and 2010 and fees billed in 2009 and 2010 for audit-related services, tax services and all other services rendered by Ernst & Young LLP.

	2009	2010

Audit Fees	$7,911,000	$7,801,000
Audit-Related Fees(1)	622,000	584,000
Tax Fees(2)	533,000	184,000
All Other Fees	0	0

Total Fees	$9,066,000	$8,569,000

(1)	Audit-related fees include fees for employee benefit plan audits, due diligence relating to acquisitions and dispositions, attest services not required by statute or regulation, and consultations concerning financial accounting and reporting matters not classified as audit.

(2)	Tax fees include fees for tax services relating to consultations, compliance, dispositions, and expatriate services.

Under the Audit and Non-Audit Services Pre-Approval Policy adopted by the Audit Committee, all audit and non-audit services to be performed by the independent auditor for Textron require pre-approval by the Audit Committee. The Audit Committee may delegate pre-approval authority to one or more of its members. Any pre-approvals pursuant to delegated authority shall be reported to the Audit Committee at its next scheduled meeting. The Audit Committee cannot delegate pre-approval authority to management.

All audit-related services, tax services and other services for 2010 were pre-approved by the Audit Committee, which determined that such services would not impair the independence of the auditor and are consistent with the Securities and Exchange Commission’s rules on auditor independence.

The Board of Directors recommends a vote FOR ratification of the appointment by the Audit Committee of Ernst & Young LLP (Item 8 on the proxy card).

OTHER MATTERS TO COME BEFORE THE MEETING

The Board of Directors does not know of any matters which will be brought before the meeting other than those specifically set forth in the notice thereof. If any other matter properly comes before the meeting, it is intended that the persons named in and acting under the enclosed form of proxy or their substitutes will vote thereon in accordance with their best judgment.

SHAREHOLDER PROPOSALS AND OTHER MATTERS FOR 2012 ANNUAL MEETING

Shareholder proposals to be considered for inclusion in the proxy statement and form of proxy relating to the 2012 annual meeting of shareholders under Rule 14a-8 under the Securities Exchange Act of 1934, as amended, must be received by Textron, at 40 Westminster Street, Providence, Rhode Island 02903, on or before November [  ], 2011.

If shareholders instead wish to bring other business before a shareholder meeting, timely notice must be received by Textron in advance of the meeting. Under Textron’s Amended and Restated By-Laws, such notice must be received not less than 90 nor more than 150 days before the anniversary date of the immediately preceding annual meeting of shareholders (but if the annual meeting is called for a date that is more than 30 days before or more than 60 days after the anniversary date, then the notice must be received no later than the close of business on the 90th day before the date of the annual meeting or 10 days after public disclosure of the meeting is first made, whichever occurs later) or, between November 29, 2011 and January 28, 2012, for the 2012 annual meeting. The notice must include the information required by our By-Laws. These requirements are separate from the requirements a shareholder must meet to have a proposal included in Textron’s proxy statement under Rule 14a-8. These time limits also apply to nominations submitted by shareholders under our By-Laws and in determining whether notice is timely for purposes of rules adopted by the Securities and Exchange Commission relating to the exercise of discretionary voting authority by Textron.

DELIVERY OF DOCUMENTS TO SHAREHOLDERS SHARING AN ADDRESS

The broker, bank or other nominee for any shareholder who is a beneficial owner, but not the record holder, of the Company’s shares may deliver only one copy of the Company’s proxy statement and annual report to multiple shareholders who share the same address, unless that broker, bank or other nominee has received contrary instructions from one or more of the shareholders. The Company will deliver promptly, upon written or oral request, a separate copy of the proxy statement and annual report to a shareholder at a shared address to which a single copy of the documents was delivered. A shareholder who wishes to receive a separate copy of the proxy statement and annual report, now or in the future, should submit their request to the Company by telephone at (401) 457-2353 or by submitting a written request to the Corporate Secretary at Textron Inc., 40 Westminster Street, Providence, Rhode Island 02903. Beneficial owners sharing an address who are receiving multiple copies of proxy materials and annual reports and wish to receive a single copy of such materials in the future will need to contact their broker, bank or other nominee to request that only a single copy of each document be mailed to all shareholders at the shared address in the future.

By order of the Board of Directors,

Terrence O’Donnell
Executive Vice President, General Counsel and
Corporate Secretary
March [  ], 2011

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, PLEASE VOTE YOUR PROXY VIA INTERNET OR TELEPHONE (SEE ENCLOSED PROXY CARD) OR FILL IN, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY CARD IN THE ENVELOPE PROVIDED.

Appendix A

Proposed Amendment

Article SEVENTH of the Restated Certificate of Incorporation is proposed to be amended by adding the following language:

A special meeting of the stockholders for any purpose or purposes proper under applicable law may be called at any time by (i) the Chief Executive Officer; or (ii) the Board of Directors; or (iii) the Corporate Secretary of the Corporation at the written request of one or more holders of record of the Corporation that have owned continuously for a period of at least one year at least twenty-five percent (25%) of the outstanding shares of Common Stock of the Corporation, provided such request complies with the form and terms, conditions, procedures or limitations as may be set forth in the By-Laws of the Corporation, as may be amended from time to time.

A-1

ANNUAL MEETING OF SHAREHOLDERS OF

TEXTRON INC.

Wednesday, April 27, 2011, 11:00 a.m. EDT
Renaissance Providence Hotel
5 Avenue of the Arts
Providence, Rhode Island

1

TEXTRON INC.

Proxy Solicited on Behalf of the Board of Directors for Annual Meeting of Shareholders, April 27, 2011

The undersigned hereby appoint(s) Scott C. Donnelly, Terrence O'Donnell and Frank T. Connor, or any one of them, attorneys with full power of substitution and revocation to each, for and in the name of the undersigned with all the powers the undersigned would possess if personally present, to vote the shares of the undersigned in Textron Inc. as indicated on the proposals referred to on the reverse side hereof at the annual meeting of its shareholders to be held on Wednesday, April 27, 2011, and at any adjournments thereof, and in their or his discretion upon any other matter which may properly come before said meeting.

This card also constitutes voting instructions to the trustees under the Textron savings plans to vote, in person or by proxy, the proportionate interest of the undersigned in the shares of Common Stock of Textron Inc. held by the trustees under the plans, as described in the proxy statement.

(Continued and to be signed on the reverse side)

COMMENTS:

14475

ANNUAL MEETING OF SHAREHOLDERS OF

TEXTRON INC.

Wednesday, April 27, 2011, 11:00 a.m. EDT

Please sign, date and mail your proxy card in the envelope provided as soon as possible.

↓ Please detach along perforated line and mail in the envelope provided. ↓

00003333030403030000 6 042711

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE NOMINEES LISTED BELOW, "FOR" PROPOSALS 5, 7 AND 8 AND "1 YEAR" ON PROPOSAL 6.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE: ☒

TO INCLUDE ANY COMMENTS, USE THE COMMENTS BOX ON THE REVERSE SIDE OF THIS CARD.

IMPORTANT NOTICE

YOUR VOTE IS IMPORTANT. PLEASE SIGN, DATE AND RETURN YOUR PROXY AS SOON AS POSSIBLE. BY DOING SO, YOU MAY SAVE TEXTRON THE EXPENSE OF ADDITIONAL SOLICITATION.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

The Board of Directors recommends that you vote "FOR" the nominees listed below.

	FOR	AGAINST	ABSTAIN
1. James T. Conway	☐	☐	☐
2. Paul E. Gagné	☐	☐	☐
3. Dain M. Hancock	☐	☐	☐
4. Lloyd G. Trotter	☐	☐	☐

The Board of Directors recommends that you vote "FOR" proposal 5.

	FOR	AGAINST	ABSTAIN
5. Proposal to approve the advisory (non-binding) resolution relating to executive compensation.	☐	☐	☐

The Board of Directors recommends that you vote "1 YEAR" on proposal 6.

	1 year	2 years	3 years	ABSTAIN
6. Advisory vote on the frequency of advisory votes on executive compensation.	☐	☐	☐	☐

The Board of Directors recommends that you vote "FOR" proposal 7.

	FOR	AGAINST	ABSTAIN
7. Approval of amendment to Restated Certificate of Incorporation to provide a right for 25% shareholders to call a special meeting of shareholders.	☐	☐	☐

The Board of Directors recommends that you vote "FOR" proposal 8.

	FOR	AGAINST	ABSTAIN
8. Ratification of appointment of independent registered public accounting firm.	☐	☐	☐

This proxy, when properly signed, will be voted as directed by the undersigned shareholder(s). If no direction is made, this proxy will be voted FOR the nominees listed above, FOR proposals 5, 7 and 8, and 1 YEAR on proposal 6 or if the card constitutes voting instructions to a savings plan trustee, the trustee will vote as described in the proxy statement.

Signature of Shareholder ____________ Date: ______ Signature of Shareholder ____________ Date: ______

Note: Please sign exactly as your name or names appear on this proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If the signer is a partnership, please sign in partnership name by authorized person.

ANNUAL MEETING OF SHAREHOLDERS OF
TEXTRON INC.

Wednesday, April 27, 2011, 11:00 a.m. EDT

PROXY VOTING INSTRUCTIONS

INTERNET - Access "**www.voteproxy.com**" and follow the on-screen instructions. Have your proxy card available when you access the web page, and use the Company Number and Account Number shown on your proxy card.

TELEPHONE - Call toll-free **1-800-PROXIES** (1-800-776-9437) in the United States or **1-718-921-8500** from outside the United States from any touch-tone telephone and follow the instructions. Have your proxy card available when you call and use the Company Number and Account Number shown on your proxy card.

Vote online/phone until 11:59 PM EDT the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON - You may vote your shares in person by attending the Annual Meeting.

COMPANY NUMBER	
ACCOUNT NUMBER	

↓ Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. ↓

00003333030403030000 6   042711

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE NOMINEES LISTED BELOW, "FOR" PROPOSALS 5, 7 AND 8 AND "1 YEAR" ON PROPOSAL 6.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE: ☒

TO INCLUDE ANY COMMENTS, USE THE COMMENTS BOX ON THE REVERSE SIDE OF THIS CARD.

ELECTRONIC ACCESS TO FUTURE DOCUMENTS

If you would like to receive future shareholder communications electronically exclusively, and no longer receive any material by mail please visit http://www.amstock.com. Click on Shareholder Account Access to enroll. Please enter your account number and tax identification number to log in, then select **Receive Company Mailings via E-Mail** and provide your e-mail address.

If you vote by telephone or through the Internet, please DO NOT mail back this proxy card.

IMPORTANT NOTICE

YOUR VOTE IS IMPORTANT. PLEASE SIGN, DATE AND RETURN YOUR PROXY, OR SUBMIT YOUR VOTE BY INTERNET OR BY TELEPHONE AS SOON AS POSSIBLE. BY DOING SO, YOU MAY SAVE TEXTRON THE EXPENSE OF ADDITIONAL SOLICITATION.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

The Board of Directors recommends that you vote "FOR" the nominees listed below.

	FOR	AGAINST	ABSTAIN
1. James T. Conway	☐	☐	☐
2. Paul E. Gagné	☐	☐	☐
3. Dain M. Hancock	☐	☐	☐
4. Lloyd G. Trotter	☐	☐	☐

The Board of Directors recommends that you vote "FOR" proposal 5.

	FOR	AGAINST	ABSTAIN
5. Proposal to approve the advisory (non-binding) resolution relating to executive compensation.	☐	☐	☐

The Board of Directors recommends that you vote "1 YEAR" on proposal 6.

	1 year	2 years	3 years	ABSTAIN
6. Advisory vote on the frequency of advisory votes on executive compensation.	☐	☐	☐	☐

The Board of Directors recommends that you vote "FOR" proposal 7.

	FOR	AGAINST	ABSTAIN
7. Approval of amendment to Restated Certificate of Incorporation to provide a right for 25% shareholders to call a special meeting of shareholders.	☐	☐	☐

The Board of Directors recommends that you vote "FOR" proposal 8.

	FOR	AGAINST	ABSTAIN
8. Ratification of appointment of independent registered public accounting firm.	☐	☐	☐

This proxy, when properly signed, will be voted as directed by the undersigned shareholder(s). If no direction is made, this proxy will be voted FOR the nominees listed above, FOR proposals 5, 7 and 8, and 1 YEAR on proposal 6 or if the card constitutes voting instructions to a savings plan trustee, the trustee will vote as described in the proxy statement.

Signature of Shareholder ________ Date: ______ Signature of Shareholder ________ Date: ______

Note: Please sign exactly as your name or names appear on this proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If the signer is a partnership, please sign in partnership name by authorized person.